UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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DISCOVER FINANCIAL SERVICES

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2500 Lake Cook Road

Riverwoods, Illinois 60015

February 22, 2013

Dear Fellow Shareholder:

I cordially invite you to attend Discover Financial Services’ 2013 Annual Meeting of Shareholders to be held at 9:00 a.m., local time, on April 17, 2013, at our corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015.

All shareholders of record of our outstanding shares of Common Stock at the close of business on February 19, 2013 will be entitled to vote at the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy statement and vote as soon as possible via the Internet, by telephone or, if you receive a paper Proxy Card or voting instruction form in the mail, by mailing the completed Proxy Card or voting instruction form. Using the Internet or telephone voting systems or mailing your completed Proxy Card will not prevent you from voting in person at the meeting if you are a shareholder of record and wish to do so.

Important information about the matters to be acted upon at the meeting is included in the notice of meeting and proxy statement. Our 2012 Annual Report contains information about our Company and its financial performance.

I am very much looking forward to our 2013 Annual Meeting of Shareholders.

Very truly yours,

David W. Nelms Chairman and Chief Executive Officer

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

Time and Date	9:00 a.m., local time, on Wednesday, April 17, 2013

Place	Discover Financial Services 2500 Lake Cook Road Riverwoods, IL 60015

Webcast

A live audio webcast of our Annual Meeting will be available on our website, www.discoverfinancial.com, starting at 9:00 a.m., local time, on Wednesday, April 17, 2013. Information included on our website, other than our Proxy Statement and form of proxy, is not a part of our proxy solicitation materials.

Items of Business	(1) To elect 11 members of the Board of Directors named in the Proxy Statement, each for a term of one year.
(2) To conduct an advisory (nonbinding) vote to approve named executive officer compensation.
(3) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.
(4) To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Record Date	You are entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting if you were a shareholder of record as of the close of business on February 19, 2013.

Materials to Review

This booklet contains our Notice of Annual Meeting and 2013 Proxy Statement. Our 2012 Annual Report contains information about our Company and its financial performance. Our Annual Report is not a part of our proxy solicitation materials.

Proxy Voting

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and returning your Proxy Card or by voting on the Internet or by telephone. See details under the “Questions and Answers About the Annual Meeting and Voting--How Do I Vote?” below.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to vote. Your prompt action will aid the Company in reducing the expense of proxy solicitation.

By Order of the Board of Directors,

Kathryn McNamara Corley Executive Vice President, General Counsel and Secretary February 22, 2013

DISCOVER FINANCIAL SERVICES

2500 Lake Cook Road

Riverwoods, Illinois 60015

(224) 405-0900

Proxy Statement

The Board of Directors of Discover Financial Services is soliciting your proxy to vote at the Annual Meeting of Shareholders to be held on April 17, 2013, at 9:00 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at our corporate headquarters located at 2500 Lake Cook Road, Riverwoods, Illinois 60015. This Proxy Statement and the accompanying proxy card (“Proxy Card”), Notice of Meeting and Annual Report to Shareholders will be first sent or made available on or about March 7, 2013 to shareholders of record as of February 19, 2013 (the “Record Date”). For those shareholders receiving a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials will be first mailed on or about March 7, 2013 to shareholders of record as of the Record Date. The only voting securities of the Company are shares of our Common Stock, $0.01 par value per share (the “Common Stock”), of which there were 495,396,127 shares outstanding as of the Record Date (excluding treasury stock). We need a majority of the shares of Common Stock outstanding on the Record Date to be present, in person or by proxy, to hold the Annual Meeting.

In this Proxy Statement, we refer to Discover Financial Services as the “Company,” “Discover,” “we,” “our” or “us” and the Board of Directors as the “Board.” When we refer to our fiscal year, we mean the twelve-month period ending November 30 of the stated year (for example, fiscal 2012 is December 1, 2011 through November 30, 2012). On December 3, 2012, our Board approved a change in our fiscal year end from November 30 to December 31 of each year. The fiscal year change is effective beginning with our 2013 fiscal year, which began on January 1, 2013 and will end on December 31, 2013. As a result of the change, we will have a December 2012 fiscal month transition period, the results of which we will separately report in our Quarterly Report on Form 10-Q for the quarter ending March 31, 2013 and in our Annual Report on Form 10-K for the year ending December 31, 2013.

Our Annual Report to Shareholders, which contains our Annual Report on Form 10-K, including consolidated financial statements for the fiscal year ending November 30, 2012, accompanies this Proxy Statement. Our Annual Report is not a part of our proxy solicitation materials. You also may obtain a copy of our Annual Report on Form 10-K for fiscal 2012 that was filed with the Securities and Exchange Commission (“SEC”), without charge, by writing to or telephoning our Investor Relations department at the above address or telephone number. Our Annual Report on Form 10-K is also available on the SEC’s website and in the “Investor Relations” section of www.discoverfinancial.com. We do not intend to incorporate the content of our website into this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these materials?

This Proxy Statement provides notice of the Annual Meeting, describes the three proposals presented for shareholder action and includes information required to be disclosed to shareholders. The Proxy Card provides shareholders with a way to vote on the described proposals without having to attend the Annual Meeting in person. Shareholders of the Company at the close of business on the Record Date are entitled to vote at the Annual Meeting.

Can I attend the Annual Meeting?

Yes. To gain admission to the Annual Meeting, you will need to show that you are a shareholder of the Company. All shareholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your name will be compared to the list of registered shareholders to verify your share ownership. If your shares are held in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. In the interest of security, all packages and bags are subject to inspection. Please arrive before the start of the Annual Meeting to allow time for identity verification. You may also listen to a live audio webcast of the Annual Meeting at www.discoverfinancial.com.

What proposals am I being asked to vote on?

1.	The election of the eleven directors named in this Proxy Statement. (See Proposal 1 on page 5 for more information.)

2.	An advisory (nonbinding) vote to approve named executive officer compensation. (See Proposal 2 on page 43 for more information.)

3.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the December 2012 fiscal month transition period and the 2013 fiscal year. (See Proposal 3 on page 45 for more information.)

How does the Board of Directors recommend that I vote?

1.	FOR the election of each of the eleven directors named in this Proxy Statement.

2.	FOR the approval, on an advisory basis, of named executive officer compensation.

3.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the December 2012 fiscal month transition period and the 2013 fiscal year.

What does it mean if I receive more than one set of materials?

This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a “registered holder” and other shares through a broker or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. In order to vote all of the shares you own, you must follow the voting procedures on each Notice of Internet Availability of Proxy Materials that you receive or sign and return each of the Proxy Cards that you receive. Each Proxy Card you receive comes with its own prepaid return envelope. If you vote by mail, make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

Does my vote matter?

YES! We are required to obtain shareholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote on each matter voted upon at the meeting. In order for the Company to obtain the necessary shareholder approval of proposals, a “quorum” of shareholders (i.e., a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the Annual Meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interests of the Company or its shareholders. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is important to obtain a quorum and complete the shareholder vote.

How do I vote?

You may vote using any of the following methods:

By Internet or telephone. The Internet and telephone voting procedures we have established for shareholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that these instructions have been properly recorded. The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Proxy Card. Be sure to complete, sign and date the card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card without indicating your voting preferences, the persons named in the Proxy Card will vote FOR the election of directors, FOR the advisory vote to approve named executive officer compensation, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

By voting by Internet or telephone, or by returning your signed and dated Proxy Card in time to be received for the Annual Meeting, you authorize Kathryn McNamara Corley and Simon Halfin (the “Proxies”) to act as your proxies to vote your shares of Common Stock as instructed in the proxy card.

In person at the Annual Meeting. All shareholders may vote in person at the Annual Meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the Company’s inspectors of elections (“Inspector of Elections”) with your ballot when you vote at the meeting.

How many votes are required to approve a proposal?

Each director will be elected by a majority of the votes cast with respect to such director. A “majority of the votes cast” means that the number of votes cast “for” a given director exceeds the number of votes cast “against” that director. Under Delaware law, if a director is not elected at the Annual Meeting, the director will continue to serve on the Board as a “holdover director.” As required by the Company’s By-Laws, each current director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by shareholders and if the Board accepts such resignation. If a director is not elected, the Nominating and Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 90 days after the election results are certified.

The advisory (nonbinding) vote to approve named executive officer compensation and the vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm each requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon.

You may “abstain” from voting on any of the proposals in this Proxy Statement. Shares voting “abstain” on any nominee for director will be excluded entirely from the vote and will have no effect on the election of directors. Shares voting “abstain” on the advisory vote to approve named executive officer compensation and on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm will be counted as present at the Annual Meeting for purposes of each such applicable proposal, and your abstention will have the effect of a vote against the applicable vote or proposal.

What is the effect of not voting?

The effect of not voting depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a registered holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. Except as described below, assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares through a broker and do not vote, your broker may represent your shares at the Annual Meeting for purposes of obtaining a quorum. As described in the answer to the following question, in the absence of your voting instructions, your broker may or may not vote your shares.

If I don’t vote, will my broker vote for me?

If you own your shares through a broker and you don’t vote, your broker may vote your shares at its discretion on certain “routine matters.” The Company believes that the ratification of the appointment of Deloitte and Touche LLP as our independent registered public accounting firm is a “routine matter” on which brokers will be permitted to vote any unvoted shares. With respect to other proposals, however, your broker may not be able to vote your shares for you and the aggregate number of unvoted shares is reported as the “broker non-vote.” “Broker non-vote” shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved.

The Company believes that the election of directors and the advisory vote on named executive officer compensation are not “routine matters,” and brokers will not be permitted to vote any unvoted shares on those matters.

If I own my shares through a broker, how is my vote recorded?

Brokers typically hold shares of Common Stock for many shareholders. In this situation, the registered holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “street name.” The “beneficial owners” do not appear in the Company’s stockholder register. Therefore, for shares held in street name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers will inform the Company how many of their clients are beneficial owners and the Company will provide the broker with that number of proxy materials. Each broker will then forward the proxy materials to its clients who are beneficial owners to obtain their votes. When you receive proxy materials from your broker, they will provide instructions for sending your vote to your broker. Before the Annual Meeting, each broker will total the votes it has received and submit a Proxy Card reflecting the aggregate votes of the beneficial owners for whom it holds shares.

If I own my shares in the Discover Financial Services 401(k) Plan, how is my vote recorded?

The Bank of New York Mellon (“Mellon”), the trustee and custodian of the Discover 401(k) Plan, must receive your voting instructions for the Common Stock held on your behalf in this plan on or before April 14, 2013. If Mellon does not receive your voting instructions by that date, it will vote your shares, together with forfeited shares in the Discover 401(k) Plan, in the same proportion as the voting instructions that it receives from other Discover 401(k) Plan participants. On February 19, 2013, there were 2,639,197 shares in the Discover 401(k) Plan.

Are my votes confidential?

Yes. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or the independent Inspector of Elections, except (i) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (ii) if the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (iii) in the event of a proxy contest or other solicitation in opposition to the voting recommendation of the Board; or (iv) if you request, or consent to, disclosure of your vote or if you write comments on your Proxy Card or ballot.

Can I revoke my proxy and change my vote?

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a registered holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation to the Corporate Secretary; (ii) by submitting another valid proxy bearing a later date (including by voting on the Internet or telephone or mailing a new Proxy Card); or (iii) by attending the Annual Meeting and giving notice to the Inspector of Elections that you intend to vote your shares in person. If you are the beneficial owner of shares held by a broker, you must contact your broker in order to revoke your proxy.

Will any other business be transacted at the Annual Meeting? If so, how will my proxy be voted?

Management does not know of any business to be transacted at the Annual Meeting other than the matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, or any adjournments and postponements thereof, shares to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

Who counts the votes?

Votes will be counted and certified by the Inspector of Elections, who are employees of Computershare Shareowner Services (“Computershare”). If you are a registered holder, your executed Proxy Card is returned directly to Computershare for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Computershare on behalf of all its clients.

How much does the proxy solicitation cost?

The largest expense in the proxy process is printing and mailing the proxy materials. We also reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of our Common Stock. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone, over the Internet or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying Proxy Card, Notice of Annual Meeting and Annual Report to Shareholders. The Company has retained Georgeson Inc. to assist with the solicitation of proxies from certain shareholders for a fee of approximately $7,500 plus reimbursement for certain expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

All of the director nominees set forth below stand for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal. Other than Mr. Thierer, the nominees are current directors of Discover Financial Services, and each nominee has indicated that he or she will serve if elected. Mr. Thierer is a new director nominee, as further described under “Corporate Governance - Nomination of Directors,” and he has indicated that he will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy will be voted for another person nominated by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our By-Laws. The experience, qualifications, attributes and skills of each of the Company’s director nominees are set forth below.

The Board believes that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and experiences. The Nominating and Governance Committee and the Board consider the skills and experiences of the directors in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business. As indicated below, our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members, and in government and academia. They have substantive knowledge and skills applicable to our business, including in the areas of regulation, public accounting and financial reporting, finance, risk management, business development, technology, marketing, operations, strategic planning, management development and succession, compensation, corporate governance, public policy, international matters, banking, and financial services. The Nominating and Governance Committee regularly reviews the composition of the Board and its assessment of the Board’s performance in light of our evolving business requirements to ensure that the Board has the appropriate mix of skills and experiences needed for the broad set of challenges that it confronts.

Information Concerning Nominees for Election as Directors

Jeffrey S. Aronin, 45. Director since 2007. Mr. Aronin is chairman and chief executive officer of Paragon Pharmaceuticals, a global development and biopharmaceutical investment firm. From 2000 to 2009, Mr. Aronin was president and chief executive officer of Ovation Pharmaceuticals Inc., a biopharmaceutical company he founded in 2000. In 2009, Ovation Pharmaceuticals was acquired by Lundbeck, Inc. Mr. Aronin served as president and chief executive officer of Lundbeck, Inc. in 2009 during its acquisition and integration of Ovation Pharmaceuticals. He is the former chairman and chief executive officer at MedCare Technologies Inc., a publicly held healthcare company.

Mr. Aronin has experience as a chief executive officer leading a global pharmaceutical company. His skills include knowledge of strategy and business development, finance and marketing. He brings valuable leadership experience and knowledge in operations and the day-to-day management of a global corporation. Mr. Aronin also has experience in the structuring and execution of strategic corporate transactions, including mergers and acquisitions.

Mary K. Bush, 64. Director since 2007. Ms. Bush has served as the president of Bush International, a financial and business strategy advisory firm, since 1991 and as senior managing director of Brock Capital Group, LLC, an advisory and investment banking firm, since 2010. Ms. Bush is a member of the board of directors of ManTech International Corporation, Marriott International and The Pioneer Family of Mutual Funds. In the past five years, she has also served as a director of UAL Corporation, Brady Corporation, Briggs & Stratton, MGIC Investment Corporation and Mortgage Guaranty Investment Corporation.

Ms. Bush brings extensive financial market, banking, government and international experience to the Board. She advises U.S. companies and foreign governments on international financial markets, banking and economic matters. Prior to that, she served as managing director of the Federal Housing Finance Board, where she established financial policies and oversaw management and safety and soundness for the 12 Federal Home Loan Banks. She also has acted as vice president and head of International Finance of Fannie Mae and the U.S. Alternate Executive Director of the International Monetary Fund Board. In 2007, she served on the U.S. Department of the Treasury’s Advisory Commission on the Auditing Profession. Ms. Bush brings a broad understanding of the operations and business and economic challenges of public companies and the financial services industry.

Gregory C. Case, 50. Director since 2007. Mr. Case has been president and chief executive officer of Aon Corporation since 2005 and is a member of Aon’s Board of Directors. Prior to joining Aon, Mr. Case was with McKinsey & Company, an international management consulting firm, for 17 years, most recently serving as head of the Financial Services Practice. Prior to joining McKinsey, he worked for the investment banking firm of Piper, Jaffray and Hopwood and the Federal Reserve Bank in Kansas City.

Mr. Case has approximately 20 years of experience in the insurance and financial services industries, including in the areas of risk management services, insurance and reinsurance brokerage, and through his management consulting and banking experience. He brings valuable leadership experience and knowledge in business operations and the day-to-day management of a large global financial corporation. His skills include strategy and business development, risk management and people management.

Cynthia A. Glassman, Ph.D, 65. Director since 2009. Dr. Glassman was appointed by President Bush as Under Secretary for Economic Affairs at the U.S. Department of Commerce from 2006 to 2009 and as Commissioner of the U.S. Securities and Exchange Commission from 2002 to 2006. Dr. Glassman is a director of Navigant Consulting, Inc. She also is a Senior Research Scholar at the Institute for Corporate Responsibility at the George Washington University School of Business.

Dr. Glassman brings extensive regulatory, governance, risk management, financial services and banking experience to the Board. She holds a Ph.D. in economics and has spent over 40 years in the public and private sectors focusing on financial services regulatory and public policy issues, including 12 years at the Federal Reserve and 15 years in financial services consulting. Through her experience, she brings a thorough and insightful perspective to a wide range of banking, financial, risk management, regulatory and corporate governance issues.

Richard H. Lenny, 61. Director since 2009. Mr. Lenny has been an operating partner with Friedman Fleischer & Lowe LLC, a private equity firm, since 2011. Mr. Lenny was chairman, president and chief executive officer of The Hershey Company, a manufacturer, distributor and marketer of chocolate and non-chocolate candy, snacks and candy-related grocery products, from March 2001 until his retirement in December 2007. From 1998 to 2001, Mr. Lenny was President of Nabisco Biscuit Company, which became a subsidiary of Kraft Foods, Inc. in 2000. Mr. Lenny is a director of McDonald’s Corporation and ConAgra Foods. In the last five years, he also served as a director of The Hershey Company.

Mr. Lenny has experience as a chief executive officer for a global retail company that is a major consumer brand. Mr. Lenny’s skills include knowledge of strategy and business development, finance, marketing and consumer insights. He has extensive marketing experience with strong consumer brands that is of critical importance to Discover. He also brings valuable leadership experience and knowledge in operations and the day-to-day management of a large global corporation.

Thomas G. Maheras, 50. Director since 2008. Mr. Maheras has been the founding partner of Tegean Capital Management, LLC since 2008. Mr. Maheras was chairman and co-chief executive officer of Citigroup Inc.’s Markets and Banking in 2007. From 2004 to 2007, Mr. Maheras was chief executive officer of global capital markets at Citigroup. Mr. Maheras was formerly chairman of the U.S. Treasury Borrowing Advisory Committee and a director of the Securities Industry and Financial Markets Association.

Mr. Maheras has extensive risk management, banking and capital markets experience, including 23 years at Citigroup where his responsibilities included leading the global capital markets business. He also brings valuable leadership experience and knowledge in operations and the day-to-day management of a global financial services organization. Mr. Maheras’ financial background and banking and financial services experience includes a knowledge of financial statements, corporate finance, accounting and capital markets.

Michael H. Moskow, 75. Director since 2007. Mr. Moskow retired as president and chief executive officer of the Federal Reserve Bank of Chicago in 2007, where he had served since 1994. Mr. Moskow serves on the board of directors of Northern Trust Mutual Funds, Taylor Capital Group Inc., Education Corporation of America and Commonwealth Edison Company, a subsidiary of Exelon Corporation. In the past five years, he has also served as a director of Diamond Management and Technology Consultants.

Mr. Moskow brings extensive regulatory, financial services and banking experience to the Board and has extensive knowledge of the economy and financial markets. He is currently vice chairman & senior fellow on the global economy at The Chicago Council on Global Affairs. From 1993 to 1994, he was a full-time faculty member at Northwestern University’s Kellogg School of Management. Prior to teaching at Northwestern, Mr. Moskow was a Deputy U.S. Trade Representative, following his appointment by President Bush in 1991. From 1969 to 1977, he held a number of senior positions with the U.S. government, including undersecretary of labor at the U.S. Department of Labor, director of the Council on Wage and Price Stability and senior staff economist with the Council of Economic Advisers. Through his senior regulatory positions, particularly in the financial services arena, and service on the boards of other financial institutions, he brings a thorough and insightful perspective to a wide range of banking, financial, regulatory and risk management issues.

David W. Nelms, 52. Director since 1998 and Chairman since 2009. Mr. Nelms has served as our chief executive officer since 2004 and was president and chief operating officer from 1998 to 2004. Mr. Nelms was also our Chairman from 2004 until the June 2007 spin-off from Morgan Stanley, our former parent company. Prior to joining Discover, Mr. Nelms worked at MBNA America Bank from 1991 to 1998, most recently as a vice chairman. From 1990 to 1991, Mr. Nelms was a senior product manager for Progressive Insurance. From 1986 to 1990, Mr. Nelms was a management consultant with Bain & Company.

Mr. Nelms’ deep understanding of the Company’s business and industry provides critical expertise to the Company and makes him well-qualified to serve as Chairman. Prior to his current position, Mr. Nelms served as president and chief operating officer of the Company. He also brings valuable leadership experience and knowledge of operations and the day-to-day management of a global financial corporation.

E. Follin Smith, 53. Director since 2007. Ms. Smith retired from Constellation Energy Group, Inc. in May 2007 where she was executive vice president, chief financial officer and chief administrative officer. Ms. Smith joined Constellation Energy Group as senior vice president, chief financial officer in June 2001 and was appointed chief administrative officer in December 2003. She serves on the boards of directors of Ryder System, Inc. and Kraft Foods Group, Inc.

Ms. Smith has experience as chief financial officer and chief administrative officer of public companies. She has extensive senior management experience, including through her service as senior vice president and chief financial officer of Armstrong Holdings, Inc. and senior financial positions with General Motors, including chief financial officer for the company’s Delphi Chassis System division. Ms. Smith’s strong risk management, financial and accounting background, gained through her experience as a chief financial officer, includes a thorough knowledge of financial statements, corporate finance and accounting that is of significant value to the Company. Her skills also include oversight of human resources, risk management, legal and information technology functions.

Mark A. Thierer, 53. New director nominee. Mr. Thierer is chairman and chief executive officer of Catamaran Corporation, a pharmacy benefit management services and healthcare information technology solutions company and is a member of Catamaran’s board of directors. From 2008-2011, Mr. Thierer was president and chief executive officer of Catamaran and from 2006-2008, he served as its president and chief operating officer.

Mr. Thierer has experience as a chief executive officer leading a national pharmacy benefit and healthcare information technology solutions company. His skills include knowledge of strategy and business development, technology, finance and marketing. He brings valuable leadership experience and knowledge in operations and the day-to-day management of a national corporation. Mr. Thierer also has experience in the structuring and execution of strategic corporate transactions, including mergers and acquisitions.

Lawrence A. Weinbach, 73. Director since 2007 and Lead Director since 2009. Mr. Weinbach has been chairman of Great Western Products Holdings LLC, a manufacturer and master distributor of food and nonfood concession products, since January 2009 and has been a managing director of Yankee Hill Capital Management LLC, a private equity firm, since 2006. Prior to that, he was the executive chairman of Unisys Corporation, a worldwide information services and technology company, from 2005 to 2006, and its chairman and chief executive officer from 1997 to 2004. Mr. Weinbach serves on the board of directors of Avon Products, Inc. In the last five years, he also served as a director of Quadra Realty Trust and UBS, AG.

Mr. Weinbach has experience in the financial and accounting industry and the information technology and financial services sectors. He began his career in 1961 at Arthur Andersen, ultimately serving as managing partner and chief executive of Andersen Worldwide, a global professional services organization, which included Arthur Andersen and the company now known as Accenture from 1989 to 1997. Mr. Weinbach’s strong financial background, gained through his private equity, accounting, investment banking and financial services experience, includes knowledge of risk management, governance, financial statements, corporate finance, accounting and capital markets. As a former chief executive officer, he also brings valuable leadership experience and knowledge of operations and the day-to-day management of a global corporation.

The Board recommends that you vote “FOR” the election of each director nominee. Proxies solicited by our Board will be voted “FOR” the election of each nominee unless otherwise instructed.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors adopted our Corporate Governance Policies, which contain the director independence guidelines and provide that a majority of the members of the Board and each member of the Audit and Risk Committee, the Compensation and Leadership Development Committee and the Nominating and Governance Committee must consist of directors who are independent. The Board uses these guidelines to assist it in determining whether or not directors qualify as “independent” pursuant to the guidelines and the requirements set forth in the New York Stock Exchange’s Corporate Governance Rules (the “Rules”). In each case, the Board broadly considers all relevant facts and circumstances and applies the guidelines and the Rules in determining whether or not directors qualify as “independent.” Our Corporate Governance Policies are available in the “Investor Relations—Corporate Governance” section of www.discoverfinancial.com and in print free of charge to any shareholder who requests a copy.

Pursuant to our Corporate Governance Policies and the Rules, the Board reviewed the independence of all of our current directors. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder) and the Company and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors or any member of their immediate family and members of the Company’s senior management. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that Jeffrey S. Aronin, Mary K. Bush, Gregory C. Case, Robert M. Devlin, Cynthia A. Glassman, Richard H. Lenny, Thomas G. Maheras, Michael H. Moskow, E. Follin Smith, Mark A. Thierer and Lawrence A. Weinbach are independent of the Company and its management under the standards set forth in the Corporate Governance Policies and the Rules. The Board determined that one of our directors, David W. Nelms, is not independent because of his employment as our Chief Executive Officer.

In determining that each of the directors other than Mr. Nelms is independent, the Board considered, among other things, certain relationships, which it determined were immaterial to the directors’ independence. The Board considered that the Company and its subsidiaries in the ordinary course of business have, during the last three years, sold products and services to, and/or purchased products and services from, companies at which some of our directors were officers during fiscal 2012. In each case, the amount paid to or received from these companies in each of the last three years did not exceed the greater of $1,000,000 or 2% of that organization’s consolidated gross revenues, the threshold set forth in our Corporate Governance Policies and the Rules.

Board Meetings and Committees

Our Board held 11 meetings during fiscal 2012. Each director attended at least 75% or more of the total number of meetings of the Board and the committees on which such director served that were held while the director was a member. Our Board has established the following committees: Audit and Risk, Compensation and Leadership Development, and Nominating and Governance. The membership and function of each committee and the number of meetings held by each committee during fiscal 2012 is described below.

Committee	Members	Primary Responsibilities	# of Meetings
Audit and Risk	Ms. Smith (Chair) Ms. Bush Dr. Glassman Mr. Maheras Mr. Moskow	• Oversee the integrity of our consolidated financial statements, our system of internal control over financial reporting, our risk management, and the qualifications and independence of our independent registered public accounting firm. • Oversee the performance of our internal auditor and independent registered public accounting firm and our compliance with legal and regulatory requirements. • Sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our independent registered public accounting firm.	10

Compensation and Leadership Development	Mr. Case (Chair) Mr. Aronin Mr. Devlin Mr. Lenny	• Annually review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and evaluate his performance in light of these goals. • Determine the compensation of our executive officers and other appropriate officers. • Oversee risk management associated with our compensation practices. • Administer our incentive and equity-based compensation plans. • Oversee plans for management development and succession.	7

Nominating and Governance	Mr. Weinbach (Chair) Ms. Bush Mr. Lenny	• Identify and recommend candidates for election to our Board and each Board committee. • Establish procedures for oversight of the evaluation of our Board and management. • Recommend director compensation and benefits. • Review annually our Corporate Governance Policies.	4

Our Board has adopted a written charter for each of the Audit and Risk, Compensation and Leadership Development and Nominating and Governance Committees setting forth the roles and responsibilities of each committee. The committee charters are available in the “Investor Relations—Corporate Governance” section of www.discoverfinancial.com.

All members of the Audit and Risk, Compensation and Leadership Development and the Nominating and Governance Committees satisfy the standards of independence applicable to members of such committees. In addition, the Board has determined that all members of the Audit and Risk Committee are financially literate and that Ms. Bush, Dr. Glassman, Mr. Moskow and Ms. Smith are “audit committee financial experts” as such term is defined in Item 407(d) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and have accounting or related financial management expertise.

Board Attendance at Annual Shareholder Meeting

The Company’s Corporate Governance Policies state that each director will attend annual meetings of shareholders unless he or she is unable to attend a meeting due to extenuating circumstances. All current directors except Mr. Devlin attended the 2012 annual meeting of shareholders. Mr. Devlin was unable to attend due to a family bereavement.

Nomination of Directors

The Nominating and Governance Committee is responsible for identifying, screening and recommending candidates to the Board. The Committee may consider director candidates from a wide range of sources, including shareholders, officers and directors. The Board is responsible for nominating directors for election by the shareholders and filling any vacancies on the Board that may occur.

The Committee recommends director candidates to the full Board after considering the candidate’s experience, qualifications, attributes and skills and after receiving input from all directors. Several members of the Board recommended that the Committee consider Mr. Thierer as a new director candidate. Members of the Committee and other directors interviewed Mr. Thierer to assess him as a director candidate. The Committee unanimously recommended to the full Board that Mr. Thierer be approved as a director nominee. The Board unanimously approved the Committee’s recommendation.

Director Qualifications

The Company’s Corporate Governance Policies describe our director qualifications. The Board seeks members who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Directors should be selected based upon their potential contributions to the Board and management and their ability to represent the interests of shareholders. Also, the Board will consider the diversity of a candidate’s perspectives, background and other demographics.

Board Leadership Structure

The Board currently combines the positions of Chief Executive Officer and Chairman and has appointed a lead independent director (the “Lead Director”). The Board has designated Lawrence A. Weinbach, who is Chairman of the Nominating and Governance Committee, as the Lead Director. The Lead Director:

•	Presides at all meetings of the Board at which the Chairman is not present, and has the authority to call, and will lead, non-employee director sessions and independent director sessions;

•	Helps facilitate communication between the Chairman and the independent directors;

•	Advises the Chairman’s informational needs;

•	Approves Board meeting agenda items and the schedule of Board meetings; and

•	May request inclusion of additional agenda items for Board meetings.

The Board believes that the combined position of Chief Executive Officer and Chairman enhances the effectiveness of the Board and, therefore, that the current Board leadership structure is most appropriate for the Company. Because of his position as Chief Executive Officer, Mr. Nelms is the director most familiar with

Discover’s business and industry and best positioned to set and execute the Company’s strategic priorities. Mr. Nelms’ leadership, driven by his deep business and financial services expertise, enhances the Board’s ability to exercise its responsibilities. In addition, this model provides enhanced efficiency, effective decision-making and clear accountability. The Lead Director further strengthens the Board’s independence and autonomous oversight of our business as well as Board communication and effectiveness. The Board evaluates its leadership structure periodically, including the appointment of the Lead Director.

Non-Employee Director Meetings

In accordance with our Corporate Governance Policies, the non-employee directors meet regularly in executive sessions without management present. Our Corporate Governance Policies also require that if any non-employee directors are not independent, then the independent directors will meet in a separate independent director session at least once per year. Currently, all non-employee directors are independent. The Lead Director, who is independent, presides over executive and independent director sessions.

Board Role in Risk Oversight

The Board is responsible for approving the Company’s risk management framework, which includes the Company’s Enterprise Risk Management Policy and certain additional risk management policies. The Board receives reports of material exceptions to such policies. Additionally, the Board approves the risk appetite and limits, and capital targets and thresholds of the Company. It also appoints the Corporate Risk Officer, and other risk management function leaders as appropriate.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company, and management’s responses to those risks. During these discussions, the Chief Executive Officer, the General Counsel, the Chief Financial Officer and/or the Corporate Risk Officer present management’s assessment of risks, a description of the most significant risks facing the Company and any mitigating factors and plans or practices in place to address and monitor those risks. The Board has also delegated certain of its risk oversight responsibilities to its committees.

Consistent with the New York Stock Exchange listing standards, to which the Company is subject, the Board has delegated to the Audit and Risk Committee responsibility for oversight of the Company’s practices with respect to risk assessment and risk management, and for discussing with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. In this regard, the charter of the Audit and Risk Committee requires the Committee to review the Company’s framework for assessing and managing the risk exposures of the Company, including credit, market, liquidity and operational risks, and the steps management has taken to monitor and control such risk exposures. The Committee also is required to review reports from management on the Company’s enterprise-wide risk management program, including the status of and changes to risk exposures, policies, procedures and practices, and the adequacy of risk parameters that have been established for each area of enterprise risk. The Committee also is required to discuss with the risk management function whether it has the appropriate resources, independence and authority to fulfill its responsibilities.

The Audit and Risk Committee comprises solely independent directors. During the Committee’s discussion of risk, the Company’s General Counsel, Chief Financial Officer, Corporate Risk Officer, Chief Compliance Officer and Internal Auditor present information and participate in discussions with the Committee regarding risk and risk management. The Committee also authorizes the Company’s Risk Committee, which comprises the members of the Company’s Executive Committee and the Corporate Risk Officer, who acts as the chair. Our Risk Committee provides a forum for key members of our executive management team to review and discuss credit, market, liquidity, operational, legal and compliance and strategic risks across the Company and for each business unit. The Risk Committee regularly reports to the Audit and Risk Committee on risks and risk management.

The Compensation and Leadership Development Committee, which comprises solely independent directors, directly oversees the risk management associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

As noted above, the Board believes that its leadership structure is appropriate for the Company. The Board believes that its leadership structure consisting of the combination of the combined Chief Executive Officer and Chairman, the Lead Director and the roles of the Board and its committees, provide the appropriate leadership to help ensure effective risk oversight.

Communications with Directors

Shareholders and other interested parties may contact any member of our Board by writing to: Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Secretary and General Counsel. All communications should be accompanied by the following information: (i) if the person submitting the communication is a security holder, a statement of the type and amount of the securities of the Company that the person holds; (ii) if the person submitting the communication is not a security holder and is submitting the communication to the non-management directors as an interested party, the nature of the person’s interest in the Company; (iii) any special interest, meaning an interest not in the capacity of a shareholder of the Company, of the person in the subject matter of the communication; and (iv) the address, telephone number and e-mail address, if any, of the person submitting the communication. The Board’s Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors is available in the “Investor Relations—Corporate Governance” section of our website, www.discoverfinancial.com. Shareholder and interested party communications received in this manner will be handled in accordance with procedures approved by our independent directors.

Shareholder Recommendations for Director Candidates

Our Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members consistent with the Board qualification criteria described above and set forth in the Company’s Corporate Governance Policies. The Committee may consider director candidates recommended by shareholders. The procedures to submit recommendations are described in the Policy Regarding Director Candidates Recommended by Shareholders, available in the “Investor Relations—Corporate Governance” section of www.discoverfinancial.com.

Shareholders who wish to recommend a candidate for the Committee’s consideration must submit the recommendation in writing in accordance with the Board’s Policy Regarding Communications by Shareholders and Other Interested Parties with the Board of Directors discussed above. Shareholders may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of shareholders must be received not less than 120 days before the first anniversary of the date that the proxy statement was released to shareholders in connection with the previous year’s annual meeting. In fiscal 2012, there were no director candidates submitted by shareholders. To submit a candidate for consideration for nomination at the 2014 annual meeting of shareholders, shareholders must submit the recommendation, in writing, by November 7, 2013. The written notice must demonstrate that it is being submitted by a shareholder of record of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm the candidate’s consent to serve as a director. Shareholders must send recommendations to Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015, Attention: Secretary and General Counsel, and they will be forwarded to the Committee.

The Nominating and Governance Committee identifies, evaluates and recommends director candidates to the Board. The Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. The Committee determines the need for additional or replacement Board members, then identifies and evaluates the director candidate under the criteria described above based on the information the committee receives with the recommendation or which it otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other directors, including the Chairman of the Board, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the qualification criteria described above. The Committee receives input on such director candidates from other directors, including the Chairman of the Board, and recommends director candidates to the full Board for nomination. The Committee may engage a third party to assist in identifying director candidates or to assist in gathering information regarding a director candidate’s background and experience. If the Committee engages a third party, the Committee approves the fee that the Company pays for these services.

In addition, shareholders may nominate director candidates by complying with our By-Law provisions discussed at the end of this Proxy Statement under the heading “Shareholder Proposals for the 2014 Annual Meeting.”

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

The Compensation and Leadership Development Committee is responsible for the review and approval of the Company’s executive compensation program. The Committee works with its independent consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to develop recommendations for the Committee. Members of the Company’s senior management and human resources department work with the Company’s compensation consultant, Meridian Compensation Partners, LLC (“Meridian”).

Role of the Compensation and Leadership Development Committee

The Compensation and Leadership Development Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program and makes all decisions regarding the compensation of the Company’s executive officers named in the executive compensation tables below (“NEOs”). Specifically, the Committee has responsibility to, among other things:

•	review, approve and administer all compensation programs affecting NEOs and ensure such plans are aligned with the Company’s compensation structure policies;

•	annually review and approve:

¡	performance criteria, goals and award vehicles used in our compensation plans, and

¡	performance of and compensation delivered to our Chief Executive Officer and other NEOs;

•	review the Company’s compensation practices to ensure that such practices take into account risk outcomes in making compensation determinations and do not encourage excessive risk taking;

•	oversee the Company’s management development and succession planning efforts; and

•	review and approve any contracts, policies, or programs related to compensation, contractual arrangements, or severance plans affecting NEOs.

As described below under “Compensation Discussion and Analysis—Role of Chief Executive Officer in Compensation Decisions,” the Committee consults with the Chief Executive Officer with respect to the compensation of the other NEOs. The Chief Executive Officer consults with the President and Chief Operating Officer with respect to those NEOs who report to the President and Chief Operating Officer prior to presenting compensation recommendations with respect to those NEOs to the Committee.

The Committee’s charter is available in the “Investor Relations—Corporate Governance” section of the Company’s website at www.discoverfinancial.com.

Compensation and Leadership Development Committee Interlocks and Insider Participation

The following persons served on our Compensation and Leadership Development Committee during the 2012 fiscal year: Messrs. Case, Aronin, Devlin and Lenny. No member of the Committee was, during the 2012 fiscal year, an officer, former officer or employee of the Company or any of our subsidiaries. None of our executives served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation and Leadership Development Committee or (ii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

Role of the Compensation Consultants

The Compensation and Leadership Development Committee regularly consults with its external independent compensation consultant, Pearl Meyer, in performing its duties. The Committee has broad authority to retain and dismiss compensation consultants, as well as to establish the scope of the consultant’s work. While the consultant reports to the Committee, the consultant also works with the Company’s human resources department and senior management as approved by the Committee Chair. Pearl Meyer provides experiential guidance to the Committee on what is considered fair and competitive practice in the industry, primarily with respect to the compensation of the Chief Executive Officer, but also for other senior Company officers. For fiscal 2012, Pearl Meyer also provided guidance to the Nominating and Governance Committee regarding director compensation. Pearl Meyer is independent of management and under the terms of its agreement with the Compensation and Leadership Development Committee, Pearl Meyer will otherwise generally provide services only to the Compensation and Leadership Development Committee. Other than executive and director compensation consulting services noted above, Pearl Meyer performs no other services for the Company and has no relationship with the Company or management except as it may relate to performing such services. The Compensation and Leadership Development Committee has assessed the independence of Pearl Meyer pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently representing the Committee.

The Company has retained Meridian to advise our management on executive and director compensation matters. Meridian provides competitive compensation program and policy data as well as information concerning industry practices. The Compensation and Leadership Development Committee has assessed the independence of Meridian pursuant to SEC rules. The Committee noted that Meridian is retained by management and has concluded that no conflict of interest exists that would prevent Meridian from independently providing advice to management. As noted above, the Committee separately and independently retains its own independent compensation consultant to advise the Committee.

Director Compensation

We have adopted the Directors’ Compensation Plan to establish our directors’ annual compensation and to further advance the interest of the Company and its shareholders by encouraging increased share ownership by our non-employee directors in order to promote long-term shareholder value. Our directors are required to retain a certain amount of stock as described in the section below titled “Share Ownership Guidelines.”

As discussed in our proxy statement for the 2012 annual meeting, in fiscal 2011, Meridian conducted a review of director compensation to ensure that our director compensation remained competitive relative to our peers. The study considered the director compensation at our peers and the increased demands, workload and responsibilities of our directors as directors of a financial services public company since 2007. Pearl Meyer reviewed Meridian’s study and concurred with its findings. Pearl Meyer presented the study to the Nominating and Governance Committee, which in turn presented the findings to the Board. After considering the recommendation of the Committee, the Board approved the first increase in director compensation since the Company became a public company in 2007. The increase became effective as of December 1, 2011.

Accordingly, as of fiscal 2012, non-employee directors who are members of a Board committee receive an annual committee membership fee as detailed below. Committee chairs are not entitled to this membership fee. The fees were structured so as to differentiate between the different workloads and responsibilities associated with membership on the different Board committees.

Directors who also are our employees do not receive any compensation under the Directors’ Compensation Plan. The compensation under the Directors’ Compensation Plan is described below.

Cash Compensation

Each non-employee director receives the following cash compensation under the Directors’ Compensation Plan for service on our Board and committees of our Board:

•	An annual retainer fee of $75,000;

•	A Lead Director retainer fee of $75,000;

•	A committee chair retainer fee of $25,000 for the chairperson of each committee of our Board other than the Audit and Risk Committee;

•	A committee chair retainer fee of $50,000 for the chairperson of the Audit and Risk Committee; and

•

A non-chair committee membership fee of: (i) $15,000 for each member of the Audit and Risk Committee; (ii) $10,000 for each member of the Compensation and Leadership Development Committee; and (iii) $5,000 for each member of the Nominating and Governance Committee.

Each non-employee director may elect to defer receipt of their cash compensation under the Directors’ Voluntary Nonqualified Deferred Compensation Plan until the director terminates all services for the Company. A bookkeeping account is maintained for each participant and interest is credited to the deferred amount based on 120% of the quarterly long-term applicable federal rate in effect.

Equity Compensation

Pursuant to the Directors’ Compensation Plan, we may issue awards of up to a total of 1,000,000 shares of Common Stock to our non-employee directors. Each non-employee director receives an annual grant of $125,000 in restricted stock units (“RSUs”) for service on our Board and committees of our Board beginning with the first annual meeting at which the director is elected to our Board. For those directors joining our Board on a date other than the date of an annual meeting, each director receives a grant of $125,000 in RSUs on the date on which the director becomes a member of our Board, adjusted by one-12th for each month before the next annual meeting of shareholders.

The number of RSUs granted is determined by dividing the dollar amount by our share closing price on the date of grant. Each grant vests in its entirety on the first anniversary of its date of grant. Unless provided otherwise in the RSU agreement, RSUs granted to each non-employee director may become fully vested before the end of the regular restriction period if (i) such director is terminated due to disability or death or (ii) a change in control occurs. Upon vesting, the RSUs are converted into Common Stock. Each non-employee director may elect to defer the receipt of his or her equity compensation until the director terminates all services for the Company. Directors currently receive dividend payments on their RSUs. A bookkeeping account is maintained for each participant, which reflects the number of RSUs to which the participant is entitled under the terms of the Directors’ Compensation Plan.

Reimbursements

Directors are reimbursed for reasonable expenses incurred in attending Board, committee and shareholder meetings, including reasonable expenses for travel, meals and lodging.

Role of the Nominating and Governance Committee

The Nominating and Governance Committee is responsible for reviewing the effectiveness of the non-employee director compensation and benefits programs in supporting the Company’s ability to attract, retain and motivate qualified directors. If appropriate, the Committee will recommend changes to the Board regarding non-employee director compensation and benefits.

Non-Employee Director Compensation Table

The table below sets forth cash and equity compensation (including deferred compensation) paid to our non-employee directors with respect to their Board service in the fiscal year ended November 30, 2012.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Jeffrey S. Aronin(2)	85,000	124,984	—	209,984
Mary K. Bush	95,000	124,984	—	219,984
Gregory C. Case(2)	100,000	124,984	—	224,984
Robert M. Devlin	85,000	124,984	—	209,984
Cynthia A. Glassman	90,000	124,984	—	214,984
Richard H. Lenny	90,000	124,984	—	214,984
Thomas G. Maheras	90,000	124,984	—	214,984
Michael H. Moskow(3)	90,000	124,984	—	214,984
E. Follin Smith	125,000	124,984	—	249,984
Lawrence A. Weinbach	175,000	124,984	—	299,984

(1)	Reflects RSUs granted under the Directors’ Compensation Plan described above. Amounts reflect the grant date fair value of the fiscal 2012 RSUs which were granted on April 18, 2012. These amounts reflect the RSUs’ grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”) and may not correspond to the actual value that might be realized by the named individuals. Additional details on accounting for stock-based compensation can be found in Note 2 “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 11 “Stock-Based Compensation Plans” of our consolidated financial statements in our Annual Report on Form 10-K for the year ended November 30, 2012. As of November 30, 2012, each director held the following number of RSUs: Messrs. Aronin, Case and Devlin and Ms. Bush each held 52,075; Dr. Glassman held 3,828; Mr. Lenny held 17,138; Mr. Maheras held 28,827; Mr. Moskow held 44,990; Ms. Smith held 23,577; and Mr. Weinbach held 36,887. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Discover common shareholders.
(2)	The amounts listed for these individuals in the “Fees Earned or Paid in Cash” column were deferred under the Directors’ Voluntary Nonqualified Deferred Compensation Plan.
(3)	The amount listed in the “Fees Earned or Paid in Cash” column for Mr. Moskow includes $67,500 that was deferred under the Directors’ Voluntary Nonqualified Deferred Compensation Plan.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis focuses on the Company’s executive officers who are named in the tables below and who are referred to as our “named executive officers” or “NEOs.” We summarize below our executive compensation program and objectives and provide an overview of how and why the Compensation and Leadership Development Committee made specific decisions involving our NEOs. We also refer you to our Annual Report on Form 10-K for the year ended November 30, 2012 for additional information regarding the 2012 financial results for our Company discussed below.

Overview of Performance and Compensation

Executive Summary

We achieved record financial results in fiscal 2012 driven by strong performance across the Direct Banking and Payment Services segments, resulting in:

•	The highest net income in the Company’s history of $2,345 million exceeding 2012 Plan target of $1,578 million by 49%.

•	Total loans and credit card loans both grew 6% while Discover card sales volume grew 5% from the prior year.

•	Strong absolute and relative credit performance as Discover card achieved the lowest charge-off rate in its 26-year history.

•

The acquisition of substantially all of the operating and related assets of Home Loan Center, Inc., a subsidiary of Tree.com, Inc., which added a residential mortgage lending component to the Direct Banking segment.

•	Payment Services segment transaction dollar volume growth of 12% year over year and pretax income growth of 9%.

•

Shareholders benefited with an approximate 77% one-year total shareholder return, as the Company increased its quarterly dividend to $.10 per share of common stock and repurchased approximately 34 million shares, or 6%, of its outstanding common stock in 2012.

•

The Company’s capital market activities included issuances of approximately $5.4 billion in public credit card asset-backed securitizations and a $560 million preferred stock issuance. The Company also completed two private debt exchange offers involving an aggregate $822 million of outstanding debt.

In fiscal 2012, our NEOs effectively managed the execution of key business and strategic decisions that allowed achievement of the results noted above and made meaningful progress against our long-term strategy to diversify our balance sheet and deploy capital to drive strong returns to our shareholders. The Company’s earnings and related returns were among the strongest over our 26-year history even when adjusted for the decreases in loan loss reserves, which contributed to earnings, as credit losses along with funding costs improved throughout the year. In our Payment Services segment, we continued to execute against our long-term strategy to enhance our global presence and leverage our existing payments infrastructure. These accomplishments were significant given the slow economic recovery and the threat of continued volatility in the U.S. and global economy. In addition, we delivered strong performance despite the continued unfavorable impact to our revenues from the provisions of the Credit Card Accountability Responsibility and Disclosure Act of 2009 and the impact of an evolving and uncertain regulatory environment, including provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules promulgated under that Act.

The compensation that our senior executives earned for 2012 reflected this strong Company performance and our continued emphasis on pay-for-performance. Specifically, a significant portion of compensation is granted in at-risk performance-based stock units (“PSUs”) tied to Company performance and subject to a “clawback” provision that allows the Company to reclaim previously granted PSUs under certain circumstances. This compensation structure aligns NEO’s interests with those of our shareholders. Additionally, our share ownership commitment ties a portion of our executives’ net worth to the Company’s stock price and provides a continuing incentive to achieve superior long-term stock price performance.

In 2012, corporate risk management continued to play a key role in our incentive compensation design, review and decision-making process. As a result, incentive compensation continues to be firmly tied to current and future Company performance and thereby shareholder interests, while ensuring that our compensation arrangements appropriately balance risk and reward.

More details regarding our 2012 performance and executive compensation can be found below. We encourage you to read this section of the Proxy Statement in conjunction with the advisory (nonbinding) vote that we are conducting on the compensation of our NEOs.

Factors Affecting Compensation Decisions

While the Compensation and Leadership Committee considered a number of factors when assessing performance for purposes of making compensation decisions for 2012, the primary factor considered was net income. The Committee used net income because we believe that it is one of the key drivers of earnings per share (“EPS”) and that it is a representative measure that is most directly tied to the return to our common shareholders. Net income is also a balanced measure aligned with overall performance to ensure that the executives are focused on the overall returns of the Company and not compensated to drive one measure or one business unit over another. The Committee also considered other Company-wide metrics including return on equity (“ROE”) (and risk-adjusted returns), EPS, credit performance, growth goals, impact of legislative and regulatory changes on the business, relative performance, risk, and other factors, as well as individual performance. The Committee considered these factors for purposes of both our short-term incentive (“STI”) program and our long-term incentive (“LTI”) program, which consists of restricted stock units (“RSUs”) and PSUs for certain employee levels.

In addition, for the PSU portion of the LTI program, the primary metric the Committee considers is cumulative EPS achievement over a two-year performance period. In making final award determinations, the Committee also factors in individual compliance with the Company’s risk policies and an assessment of any inappropriate risks taken over the three-year vesting period (which includes the performance period). The Committee chose EPS because it is transparent, directly tied to the return to our shareholders and a commonly-used indicator of profitability for publicly-traded companies.

The Committee also considered the need to attract, motivate and retain a talented management team and to ensure that our compensation program remains competitive with other companies with which we compete for senior executive talent.

The Committee is advised by its outside consultant and our Corporate Risk Officer to help ensure that the structure, design and decision-making process do not encourage unnecessary or excessive risk-taking that threatens the Company’s interests or gives rise to risk that could have a material adverse effect on the Company. At the end of 2012, the Committee used reports from and met with the Corporate Risk Officer to evaluate our NEOs’ performance against risk goals before determining compensation for our NEOs, creating a direct link between our incentive compensation and risk management.

For 2012, after consideration of all the aforementioned factors and the Committee’s emphasis on pay-for-performance, the Committee made compensation decisions for each of the NEOs, which are detailed below under “Summary of Pay Decisions.”

2012 Chief Executive Officer Target Mix of Compensation

A large portion of NEO compensation is at-risk performance-based compensation. The chart below shows the 2012 elements of compensation that comprised target total direct compensation for the Chief Executive Officer and shows that 88% of his total direct compensation is variable compensation tied to Company or stock price performance.

Effect of 2012 Advisory Vote on NEO Compensation

The Compensation and Leadership Development Committee will continue to take into account the outcome of the shareholder advisory vote on NEO compensation when considering future executive compensation arrangements. In light of the strong shareholder support for our NEO compensation at our 2012 annual meeting of shareholders and the continued alignment of our compensation program with shareholder interests, we have maintained continuity for 2013 with the enhancements discussed below.

Practices and Policies Supporting Strong Corporate Governance and Compensation Programs

We continue to maintain our disciplined approach to executive compensation with a focus on incentives, pay-for-performance and simplicity as evidenced by the following practices:

•

No special benefits - we do not provide any benefit plans to our executives that are not generally available to other employees and we do not provide any supplemental executive retirement plan (SERP) benefits to any executive.

•	Use of long-term performance-based equity awards - PSUs are the primary component of our LTI program for our executives.

•

Increased share ownership guidelines for Chief Executive Officer - our Chief Executive Officer must own shares with a value of at least seven times his base salary. In addition, the President and Chief Operating Officer must own shares with a value of at least five times his base salary, and our other NEOs must own shares with a value of at least three times their respective base salaries within five years of appointment.

•	Eliminated tax gross-ups - for new employees, we amended our double trigger change in control severance policy to eliminate tax gross-ups in 2011.

•	Share retention requirements - implemented a share retention requirement to hold at least fifty percent of net shares received upon settlement of equity awards for one year, effective January 1, 2013.

•	Recovery of incentive compensation - added “clawback” provision for RSUs and maintained a similar provision for PSUs that allows reclamation of shares issued pursuant to an equity grant.

•	Risk management - enhanced risk impact in compensation decisions including a risk review for equity grants (which may result in a reduction of the final award amount) prior to vesting.

•	No employment contracts for NEOs - we do not have individual employment agreements with any of our NEOs.

•	Restrictive covenants - LTI awards to NEOs are subject to non-competition and non-solicitation provisions.

•

Independent oversight - our Compensation and Leadership Development Committee includes only directors who are independent under applicable NYSE listing standards and the Committee is advised by an independent consultant.

•	Limited perquisites - limited to access to an executive gym.

•	Other - directors and NEOs are subject to restrictions that prohibit them from selling short or trading derivatives involving Company securities.

2013 Program Redesign

The Compensation and Leadership Development Committee approved changes to the executive compensation program for 2013. The Committee believes that these changes maintain our emphasis on pay-for-performance and align with shareholder interests while further strengthening the risk-balancing features of our executive compensation program in a manner consistent with guidance from the Federal Reserve. Key changes include:

•

Enhanced risk adjustment features for both the PSU and RSU awards. These features allow for negative adjustments to proposed award grants and the forfeiture of awards previously made if the Corporate Risk Officer determines the executive engages in any willful or reckless violation of the Company’s risk policies or concludes that adjustment is appropriate after completion of Company and/or business unit risk reviews (including a review of risk-adjusted returns) or after review of performance against individual risk goals;

•	Lengthened the performance period for PSUs to 3 years to better align rewards with long-term results and risk outcomes;

•	Decreased RSU vesting period to 3 years to align with PSU vesting and market practice;

•	Added “clawback” provision for RSUs;

•	Modified the long-term payout curve of PSUs, including reducing the upside from 200% to 150%, to further inhibit excessive risk taking;

•	Increased the amount of award based on short-term performance that is deferred through equity awards;

•

For NEOs and other senior officers, added a retention requirement to hold 50% of net shares received upon settlement of equity awards for one year to better promote shareholder alignment and the amount of pay at risk; and

•	Increased the share ownership multiple for the Chief Executive Officer under our share ownership guidelines to seven times his base salary.

The program continues to tie executive compensation to the Company’s long-term financial performance, with a significant portion that is deferred and at-risk, and is designed to create appropriate incentives for employees to maximize long-term shareholder value and discourage excessive risk taking.

Compensation Program and Objectives

The Company’s 2012 executive compensation program and compensation decisions were built on the following principles:

•	Pay-for-Performance - Our compensation reflects Company, business segment, and individual executive performance;

•	Market Competitive Pay Opportunity - Our compensation is competitive relative to our peers in order to attract and retain a talented executive team; and

•

Balanced Compensation Structure - We maintain a mix of fixed and variable compensation that is aligned with shareholder interests and the long-term interests of the Company and appropriately balances risk and reward.

Each of these principles is discussed below.

Pay-for-Performance

The Company believes in a pay-for-performance philosophy. The majority of compensation for our NEOs is in the form of variable compensation, a substantial portion of which is paid in deferred RSUs and PSUs. In evaluating Company performance and when making NEO compensation decisions, the Compensation and Leadership Development Committee considers financial performance as well as other performance and risk factors and individual NEO performance.

•

Financial Performance - How well the Company performed compared to its 2012 Plan goals and performance during the previous year. For 2012, the Committee primarily used net income in conjunction with the following performance metrics: ROE (and risk-adjusted returns), EPS, total revenue (defined as net interest income plus other income), total provision for loan losses and total operating expenses.

•	Other Performance Factors

¡	Growth Goals - How well the Company performed against key objectives.

¡	Relative Performance - How well the Company performed against a select group of competitors on profitability, credit performance, growth, total shareholder return and other measures.

¡	Individual Performance - How well each individual NEO performed.

Market Competitive Pay Opportunity

The Compensation and Leadership Development Committee reviewed and considered competitive market data from the following two sources when approving NEO compensation: proxy data from an established peer group of companies (discussed below) and other market survey data. We do not engage in strict benchmarking; rather, we use competitive market data as a reference point for elements of NEO compensation. For the proxy data, the peer group used in the analysis consists of 16 financial services companies of a similar business nature and revenue size to the Company, from which the Company might expect to draw executive talent. Given that the Company has few direct competitors of similar scope, size and business model, this peer group is somewhat varied in nature and primarily represents companies that are similar in business and focus primarily on credit card operations, regional financial institutions that have significant credit card and/or loan operations, and data/transaction processing companies. In 2012, the Committee reviewed the companies that met the foregoing criteria, and after evaluating these companies with its independent compensation consultant, made no changes to the peer group as it still represented an appropriate comparison group for the Company.

In 2012, the peer group consisted of the following companies:

American Express Company	Comerica Incorporated	Genworth Financial, Inc.	Regions Financial Corporation

Ameriprise Financial, Inc.	Fidelity National Information Services, Inc.	Key Corp	SLM Corporation

Capital One Financial Corporation	Fifth Third Bancorp	M&T Bank Corporation	Visa Inc.

CIT Group Inc.	Fiserv, Inc.	MasterCard Incorporated	The Western Union Company

Balanced Compensation Structure

The Compensation and Leadership Development Committee determines compensation targets (aggregate of base salary, target STI and LTI opportunity) for the NEOs at the beginning of the fiscal year, based on Company performance and individual executive performance for the past fiscal year as well as future potential and experience of the executive, while considering compensation levels of other executives in similar roles both within the Company and at industry peers. The Committee feels that a balance of these components provides an ideal combination of risk and reward. Target STI and LTI opportunities are established for, and communicated to, the NEOs. The actual year-end STI awards paid and LTI awards made to the NEOs are determined by the Committee based on its evaluation of the above-referenced financial performance, other performance and risk factors, and the individual performance of each executive. The Committee considers competitive market data in conjunction with the aforementioned factors before making compensation decisions and uses discretion to exercise its judgment instead of solely relying on a formulaic structure, balancing transparency and flexibility to pay appropriately for performance.

The Committee, with input from its independent consultant, continues to emphasize equity compensation for NEOs to align the long-term interests of our NEOs with our shareholders. The Committee believes that the use of RSUs and PSUs that vest over a multi-year period with at-risk PSUs also tied to multi-year Company performance focuses executives on the Company’s long-term interests without leading to imprudent risk taking. In addition, the Committee believes that time-vested RSUs and performance-vested PSUs represent an efficient method of delivering long-term equity compensation, generally using fewer shares than other types of equity vehicles while having value that is ultimately tied to Company performance. For 2012, the Committee felt RSUs that generally vest ratably over a four-year period, as well as at-risk PSUs tied to two-year Company performance with a one-year additional vesting period pending evaluation against the Company’s risk policies, was the appropriate mix of LTI awards.

Review of Compensation Policies and Practices Related to Risk Management

In fiscal 2012, the Compensation and Leadership Development Committee completed a risk review of the Company’s compensation plans and practices. The Committee met with the Company’s Corporate Risk Officer to review employee compensation plans in which all employees (including the NEOs) participate, and to identify whether these arrangements had any features that might encourage excessive risk-taking that could threaten the value of the Company. The Committee considered a number of risk mitigation factors, including the balanced use of time-vested RSUs, performance-vested PSUs and cash, emphasis on overall Company performance in compensation decisions, the Company’s robust risk governance and control structure and the Company’s share ownership guidelines, and concluded that these factors provided adequate safeguards that would either prevent or discourage excessive risk taking.

The Committee also continues to monitor a separate, on-going risk assessment by senior management of the Company’s broader employee compensation practices as part of the Federal Reserve’s regulatory initiative on incentive compensation paid by bank holding companies. Under this initiative, senior Company human resources, risk management, compliance, and legal personnel compiled and analyzed extensive information about the Company’s incentive plans, including plan documents, eligibility criteria, payout formulas and payment history, and held extensive interviews with business line managers to understand how evaluation of business risk affects incentive plan performance measures and compensation decisions.

Following these risk reviews, the Company and the Committee have not identified any risks arising from our compensation policies and practices for our NEOs and our employees generally that are, either individually or in the aggregate, reasonably likely to have a material adverse effect on the Company.

Components of Total Compensation

The components of the Company’s executive compensation program are shown in the table below. Each of the components and how decisions were made for each NEO are more fully discussed in the sections following the table.

Component	Description and Purpose
Base Salary	Fixed compensation that is based on scope of responsibility and impact on the organization.
Short-Term Incentive (STI) Program	The STI award consists of an annual cash award that varies primarily based on annual Company net income performance. The Compensation and Leadership Development Committee also considers other Company-wide metrics including ROE (and risk-adjusted returns), EPS, credit performance, growth goals, impact of legislative and regulatory changes on the business, relative performance, risk, total shareholder return and other factors relevant to the year and individual performance.

Long-Term Incentive (LTI) Program

Performance Stock Units (PSUs)

At-risk PSUs are granted annually at the beginning of a two-year Company performance period to motivate future contributions and decisions aimed at increasing shareholder value. PSUs will generally vest and convert to shares of Common Stock if and to the extent the Company exceeds specific cumulative EPS performance goals over the two-year period and the executive remains employed by the Company for three years from the beginning of the performance period (with exceptions for certain termination events, e.g. retirement, disability or death). Vesting of the PSUs is subject to an evaluation of compliance with the Company’s risk policies at the end of the third year.

The 2013 grants of PSUs will incorporate a three-year performance period and enhanced risk adjustment features.

Restricted Stock Units (RSUs)

RSUs are granted at the beginning of the fiscal year and are designed to reward individual contributions to the Company’s performance as well as motivate future contributions and decisions aimed at increasing shareholder value. RSUs will generally vest and convert to shares ratably over a four-year period assuming the executive remains employed by the Company through the vesting date (with exceptions for certain termination events, e.g. retirement, disability or death).

The 2013 grants of RSUs will incorporate a three-year vesting schedule and enhanced risk adjustment features.

The number of PSUs and RSUs granted is determined by dividing the dollar value of the award by the fair market value on the date of grant.

The Company’s NEOs are required to own a certain amount of Company equity/stock and, effective January 1, 2013, are required to retain a portion of all shares that vest as described in “Other Arrangements, Policies and Practices Related to Our Executive Compensation Program - Share Ownership and Retention Guidelines.”

Component	Description and Purpose
Benefits (including Retirement)	The Company offers benefits to protect against catastrophic expenses (e.g., health care, disability and life insurance) and provide opportunity to save for retirement (i.e., a 401(k) plan). All employees are offered a benefits package that is competitive with those offered by companies with which we compete for talent, and our NEOs participate in our benefit plans on the same basis as our employees generally. The Company does not offer any supplemental benefits or deferred compensation programs to our NEOs.
Post-Termination Compensation (Change in Control Severance and Severance Pay)

In September 2007, the Compensation and Leadership Development Committee approved a double trigger Change in Control Severance Policy under which our NEOs participate. This policy is designed to provide protection and allow executives to focus on acting in the best interests of shareholders regardless of impact on their own employment. In 2011, the Company amended the policy to eliminate eligibility below a certain employee level and to eliminate tax gross-ups for new employees. In addition, eligible employees, including our NEOs, who are involuntarily terminated in connection with a workforce reduction, closure or other similar event, may be eligible for severance benefits under our Severance Pay Plan. These policies are discussed in more detail in “Other Arrangements, Policies and Practices Related to Our Executive Compensation Program—Executive Change in Control Severance Policy and Severance Pay Plan” below.

Other

We continue to maintain our disciplined approach to perquisites as access to an executive gym is the only NEO perquisite. We have also continued our practice of not entering into individual employment agreements with our NEOs.

Role of Chief Executive Officer in Compensation Decisions

Our Chief Executive Officer and senior Company human resources personnel met with the Compensation and Leadership Development Committee to discuss preliminary compensation decisions for the NEOs and senior officers. The Committee also met with its independent compensation consultant and senior Company corporate risk management personnel to discuss compensation recommendations and decisions. This allowed for ample review and consideration of 2012 Company, business segment and individual performance and resulting 2012 compensation decisions. The role of the NEOs in compensation decisions is more fully discussed below and the role of the Committee and its consultant are discussed in “Executive and Director Compensation.” The decisions of the Committee for 2012 performance are reflected below in “Summary of Pay Decisions.”

Mr. Nelms, as Chief Executive Officer, discussed each NEO’s overall contribution to Company performance and individual responsibility for business segment, function, and/or strategic goals, and then Mr. Nelms made a corresponding pay recommendation for each NEO. Mr. Nelms was assisted in the process by senior Company human resources personnel. For Ms. Offereins and Mr. Talwar, Mr. Nelms discussed recommendations with Mr. Hochschild, the President and Chief Operating Officer of the Company, prior to presenting the recommendations to the Committee. No NEO, including Mr. Nelms, was involved in any capacity regarding his or her own pay decisions. The Committee requested input from senior Company human resources and corporate risk management personnel and the Committee’s independent consultant regarding the compensation decisions for Mr. Nelms when it considered and approved the compensation of Mr. Nelms. Mr. Graf, Ms. Offereins and Mr. Talwar did not have a role in these compensation decisions.

2012 Decision Making Process

Overall Company and Business Segment Performance

For 2012, the Compensation and Leadership Development Committee measured overall Company and business segment performance by focusing primarily on net income and also considering ROE (and risk-adjusted returns), EPS, growth goals, relative performance measures and other factors. Although no set weight is assigned to any performance metric or goal, we believe that net income is the best measure of overall Company performance and, accordingly, this metric had the greatest impact on the overall funding level of incentive compensation in 2012. The Committee also considered credit performance, impact of legislative and regulatory changes on the business, risk factors and individual performance.

The Committee believes that the actions taken by the Company’s Chief Executive Officer and the other NEOs throughout 2012 contributed greatly to the Company’s results and positioned the Company to take advantage of challenging but improving economic conditions. Furthermore, throughout 2012, the Company continued to benefit from the strategic choices made by the Company’s senior management over the past few years. The following key strategic decisions, among other things, enabled the Company to be profitable during 2012 and placed the Company in a strong position going forward:

•	Continued conservative approach toward extending credit to new and existing customers, balancing growth with a customer’s ability to pay;

•	Disciplined focus on initiatives that drove asset and revenue growth;

•	Executed growth strategy into the home loans market, highlighted by the acquisition of substantially all of the operating and related assets of Home Loan Center, Inc., a subsidiary of Tree.com, Inc.;

•	Streamlined operations and continued to build upon Discover’s position as a service leader;

•	Improved network acceptance, domestically and internationally, through increased merchant and acquirer relationships;

•	Maintained strong capital position (best among card-issuing competitor peer group); and

•	Enhanced governance and control environment focused on meeting regulatory guidance.

Financial Performance

As discussed above, the primary factor that our Compensation and Leadership Development Committee considered in making 2012 compensation decisions was the Company’s financial results, which are summarized in the table below. The primary financial result considered for purposes of our 2012 compensation decisions was net income. In 2012, our net income was $2,345 million, exceeding our 2012 Plan target of $1,578 million. Additionally, the Committee considered the 2012 financial metrics set forth below. No set weight is assigned to any of these metrics and no single metric is material to the Committee’s determination of any individual’s compensation; rather, the Committee reviews and subjectively balances these metrics as well as others in the aggregate in determining individual compensation.

	2012	Change from 2011
Total Revenue(1)	$7,653M	8%
Total Provision for Loan Loss (pre-tax)	$848M	(16)%
Operating Expense (pre-tax)	$3,052M	20%
Net Income	$2,345M	5%
Diluted EPS	$4.46	10%
ROE	26%	(400)bps

(1)	Total revenue equals the sum of net interest income and other income.

Other Performance Factors

Growth Goals

The Compensation and Leadership Development Committee also considered the Company’s progress on core strategic growth goals across the Company and within each segment in making overall compensation decisions. No set weight was assigned to any of these factors and no single growth goal was material to the Committee’s determination of individual compensation; rather, the Committee reviewed and subjectively balanced these goals with other factors in the aggregate in determining individual compensation. These growth goals were based on our 2012 Plan, and were intended to be challenging but achievable.

The Committee considered the Company’s overall strong performance against growth goals in 2012. The Committee noted an increase in total loans, due to organic growth in all of our loan products. In addition, the Company had improved sales results over 2011 due primarily to an increase in spending by both new and existing customers, partially as a result of the successful implementation of relevant, targeted marketing campaigns. The Committee also noted an increase in transaction volume for the Payment Services segment and the Company’s strong year-over-year performance with respect to 30-day active outlets.

	2012	Change from 2011
Total Loans	$61.0B	6%
Total Discover Card Sales	$105.5B	5%
Transaction Volume in Payment Services	$197.3B	12%
30-Day Active Merchant Outlets (% YOY change)(1)	6%	n/a

(1)	Calculation based on 30-day active merchant outlets as of October 31, 2012 as compared to October 31, 2011.

Relative Performance

For additional context, the Compensation and Leadership Development Committee reviews the Company’s relative performance against our largest direct business competitors in the U.S. market in both the Direct Banking and Payment Services segments. Highlights of the 2012 relative performance results considered by the Committee are described in the table below. The Committee reviewed competitor results for trailing four calendar quarters through completion of the third calendar quarter in 2012, since competitor information is only available through the third calendar quarter at the time of the Committee’s decision-making.

•	Card Credit: 2.8% net charge-off rate average; strong performance when compared against the average competitor rate(1)

•	Card Loans: 5.3% receivables growth; strong performance when compared against the average competitor growth rate(1)(2)

•	Credit Volume: 6.1% U.S. credit volume growth, lower than two of three other network competitors (3)

•	Debit Volume: 13.2% U.S. debit dollar volume growth; strong performance when compared against the average competitor growth rate(4)

•	Shareholder Return: 77% 1-year total shareholder return; strong performance when compared against the average competitor return(5)

(1)	Card comparison based on peer group of Bank of America (U.S. Card), Citibank, N.A. (Branded-Cards North America), Chase (Credit Card), Capital One (U.S. Card) and American Express (U.S. Card).
(2)	Card receivables growth is year-over-year growth.
(3)	Network competitors are American Express, Visa, and MasterCard.
(4)	Competitor average based on peer group of Visa and MasterCard.

(5)	Competitor average is a 12-month trailing average as of November 30, 2012 and is based on peer group of Capital One, American Express, JP Morgan Chase, Citigroup, Bank of America, MasterCard, and Visa. The Company’s shareholder return represents the total return of a stock to an investor (capital gains/loss plus dividends) assuming dividends are reinvested in the security.

Individual Performance

The Compensation and Leadership Development Committee considers individual performance in making final compensation decisions for each NEO, both as it relates to an individual’s specific objectives as well as such individual’s contributions to the success of the overall enterprise. The Committee believes this holistic approach optimizes the link between executive rewards and the benefits to shareholders. Summaries of individual performance and contributions are described below.

David W. Nelms. Mr. Nelms is the Company’s Chairman and Chief Executive Officer. He led the company to deliver record profits and beat competitors on key metrics including loan growth, profitability, net charge-offs, and shareholder returns. In addition, under his leadership, the Company exhibited strong organic growth in credit card and personal loan receivables as well as Payment Services transaction volume. Beyond current year results, he has continued the realization of the long-term strategic plan through the acquisition of Home Loan Center, Inc. and signed agreements with PayPal, Industrial and Commercial Bank of China and Russian Standard Bank. Further, he has maintained strong regulatory focus.

R. Mark Graf. Mr. Graf is the Company’s Chief Financial Officer. He had a strong year with gains in many areas. He contributed to record financial performance through financial organization and leadership and leveraged results to ensure strong credibility with and recognition from investors. Mr. Graf has increased the capability and impact of the Company’s finance function, translating into progress on long-term strategic planning and long-term operating leverage efforts. Further, strong balance sheet development and funding management contributed directly to financial results and to the long-term health of the Company.

Roger C. Hochschild. Mr. Hochschild is the Company’s President and Chief Operating Officer. He led operating areas to significantly exceed financial plan, grow the Direct Banking and Payments businesses and successfully launch Discover Home Loans. In addition, he led firm-wide focus on innovation which included the successful test of the Discover it card and the PayPal agreement. Further, he made progress in development of the Company’s overall operational model.

Diane Offereins. Ms. Offereins is the Company’s President - Payment Services. She exceeded acceptance goals domestically and internationally. The profitability of the PULSE network exceeded Plan significantly. In addition, she exhibited strong execution on emerging payments strategy which included establishing agreements with Paypal, Rupay and ATH. She established new franchise partnerships and launches for Diners Club in India, China and Russia.

Harit Talwar. Mr. Talwar is the Company’s President - U.S. Cards. He exhibited industry-leading performance with a dramatic increase in loans and better return on assets performance than business plan and industry. He increased the market share of loans while maintaining strong credit performance. Further, he led to the successful pilot of the Discover it card with integrated communications and customer experience.

Summary of Pay Decisions

2012 compensation decisions for our NEOs were closely tied to our 2012 financial performance and consisted of three key components - base salary, STI, and LTI (which consists of both PSUs and RSUs) - with a significant portion of total compensation (PSUs and RSUs) tied to long-term Company performance. The key features of our 2012 compensation program are summarized below.

Base Salary

We provide our NEOs and other executives with a market competitive annual base salary to attract and retain an appropriate caliber of talent for the position. We generally review base salaries for the NEOs and other executives annually in November and December and determine whether to make increases or decreases based on changes in our competitive market (proxy peer group and market survey data), individual performance, relative role impact and experience in position. There were no base salary changes for 2012. See “2012 Executive Compensation—2012 Summary Compensation Table” for a summary of 2012 NEO base salaries.

Short-Term Incentive Program

In 2012, we continued to offer our NEOs the opportunity to earn a market competitive annual cash award based on financial performance, other performance and risk factors and individual performance. Our NEOs have target STI opportunities, represented as a percentage of their base salaries, which were communicated to them at the beginning of the fiscal year. Net income is the primary factor that funds incentive compensation within an established framework. The Compensation and Leadership Development Committee may then make a discretionary adjustment to funding after evaluation of many other factors such as growth goals, relative performance, other financial measures, and risk factors. The Committee believes this provides the right balance between transparency and flexibility to adjust for extraordinary circumstances that positively or negatively affect net income, and ensures that pay is commensurate with risks taken and the quality of performance results. The STI opportunity is provided to motivate executives to achieve our annual business goals, to attract and retain an appropriate caliber of talent for the position, and to recognize that similar annual STI cash awards are almost universally provided at other companies with which we compete for talent.

When making year-end STI decisions for 2012, the Committee primarily considered Company financial performance, business segment performance, other performance and risk factors, competitive market data and individual performance. After a thoughtful review of this information, the Committee made a discretionary judgment on appropriate 2012 STI compensation for each of the NEOs. See “2012 Decision Making Process” above for more details on the factors considered by the Committee in reaching its conclusions and see “2012 Executive Compensation—2012 Summary Compensation Table” for the actual STI decisions.

Long-Term Incentive Program

The Company awards PSUs and RSUs as part of its LTI program as the Compensation and Leadership Development Committee feels this combination aligns NEO interests with the long-term interests of the Company and of its shareholders. We established a target LTI value for the NEOs, represented as a percentage of their base salaries. In addition, we established a target PSU and RSU mix as a percentage of the total target LTI of each NEO. The PSU and RSU grants were made at the beginning of the 2012 fiscal year in December 2011.

The Committee feels that emphasis on long-term equity compensation should be commensurate with level in the organization, so as to appropriately motivate the individuals with the most impact on driving the success of the organization and creating shareholder value. Therefore, for 2012, the Committee determined that 69% of the CEO’s target compensation and, on average, 57% of the other NEOs’ target compensation, would be in the form of long-term equity compensation, a majority of which was paid in PSUs.

Performance Stock Units

The majority of the NEOs 2012 LTI award consisted of PSUs which were granted under the Company’s Amended and Restated 2007 Omnibus Incentive Compensation Plan (the “Omnibus Incentive Plan”). Under this program, PSUs will generally vest and convert to shares of Common Stock if and to the extent the Company exceeds specific cumulative EPS performance goals over a two-year period and the executive remains employed by the Company for a three-year period (with exceptions for certain termination events as detailed in footnote 2 to the “2012 Grants of Plan-Based Awards Table” in the “2012 Executive Compensation” section), and are subject to an evaluation of compliance with the Company’s risk policies at the end of the third year. The performance period begins on December 1, 2011 and ends on November 30, 2013 (the “Performance Period”). The EPS performance target is established during the annual business planning process and incorporates a degree of stretch that is intended to push the Company and the NEOs to achieve higher performance within the

Company’s risk framework. In this way, target PSU payout will be achieved if the Company meets its business plan goals. Maximum and threshold performance are each expected to be infrequent in occurrence. Participants will receive no portion of the award if the minimum performance threshold is not met. If the Company exceeds the target performance hurdles, the NEO can potentially earn an award in excess of the target, up to a maximum of two times the target award. Any shares received upon conversion of these PSUs will be subject to the share ownership guidelines for senior executives. In addition, the Company instituted a clawback that will allow the Company to reclaim PSU compensation for up to three years if the Company restates its financial statements due to material noncompliance with financial reporting requirements. The awards will receive dividend equivalents in cash which will accumulate and pay out, if at all, if and when the underlying shares are paid to the NEOs.

The purpose of this grant is to further reinforce the NEO’s accountability for the Company’s future financial and strategic goals by tying a greater portion of compensation directly to the Company’s EPS and ultimately the Company’s stock price.

The performance period for our PSUs granted in December 2010 was completed on November 30, 2012. The cumulative diluted EPS over the two-year period was $8.52 versus a target of $3.75. The target represented a more than double increase from the prior two-year period results (excluding the settlement impact of the lawsuit against Visa and MasterCard). An EPS of $2.75 and $4.75 were required to receive a minimum and maximum payout, respectively. The actual EPS results in a payout factor of 200% of target, and was achieved due to effective NEO execution of key business decisions and strategies, strong focus on growth, and risk management. The final payout of these PSUs will be determined after evaluation of compliance with the Company’s risk policies at the end of an additional one-year vesting period and employees will receive any earned shares (which will be subject to clawback provisions) in early 2014.

Restricted Stock Units

A portion of the LTI grant for 2012 consisted of RSUs. These RSUs generally vest and convert ratably over a four-year period and are subject to market risk tied to the Company stock price. The Compensation and Leadership Development Committee feels that RSUs ensure that the interests of senior executives are directly aligned with the long-term interests of the Company and its shareholders.

Other Arrangements, Policies and Practices Related to Our Executive Compensation Program

Share Ownership and Retention Guidelines

The Compensation and Leadership Development Committee maintains share ownership guidelines for NEOs and other executives, and the Nominating and Governance Committee maintains guidelines for directors. The guidelines recommend that the following multiples of annual base salary or, in the case of our directors, annual retainer, be held at the close of each fiscal year:

Participants	Recommended Share Ownership (as Multiple of Cash Base Salary or Annual Retainer)
Director	5X
Chief Executive Officer	7X
President	5X
Executive Committee Member (including all other NEOs)	3X

Stock to be counted toward ownership targets includes actual Common Stock including stock owned in “street” accounts, unvested restricted stock units, and Common Stock held in the Company’s 401(k) plan. The guidelines provide that recommended ownership must be attained within five years of appointment (or plan inception, if later). To monitor progress toward meeting the guidelines, the Compensation and Leadership Development Committee reviews current executive ownership levels at each November meeting, ahead of year-end executive compensation decisions. The Nominating and Governance Committee reviews director ownership levels. Holdings are calculated using the average stock price for the ten trading days prior to the November meeting. If a NEO or other executive is not on schedule to meet guidelines, the Compensation and Leadership Development Committee may grant a larger portion of the NEO’s year-end award in equity. Share ownership levels are calculated and communicated annually to the Compensation and Leadership Development Committee, including all stock holdings of executive officers. None of the Company’s executives or directors have pledged or hedged any of their shares of Company stock. Under Company policy, executives are prohibited from engaging in selling short or trading in derivatives with Company securities. These policies and guidelines tie a significant portion of our executive officers’ compensation directly to the Company’s stock price.

In 2012, the Compensation and Leadership Development Committee approved a senior executive share retention requirement to hold fifty percent of net shares that are received upon settlement of equity awards for one year. This requirement is effective January 1, 2013. In addition, the CEO’s ownership multiple was increased from five times to seven times his base salary. The Committee felt these two changes further promote enhanced shareholder alignment.

As of November 30, 2012, using the ten-day average stock price prior to October 31, 2012, the following multiples of base salary were held by each of our NEOs:

Executive Officer	Required Multiple	Actual Multiple at Fiscal 2012 Close
David W. Nelms	7X	78X
R. Mark Graf	3X	4X
Roger C. Hochschild	5X	61X
Diane Offereins	3X	33X
Harit Talwar	3X	21X

Retirement Benefits

The Company offers tax-qualified retirement programs to all employees, including NEOs, to provide post-retirement benefits. NEOs are not eligible for any supplemental retirement benefits.

The Discover 401(k) Plan and Discover Pension Plan are both designed to qualify under Section 401(a) of the Internal Revenue Code (“IRC”). Additional information regarding the Company contributions to the Discover 401(k) Plan is provided in the footnotes to the “2012 Summary Compensation Table” in the “2012 Executive Compensation” section. Additional information regarding the Company contributions to the Discover Pension Plan is provided after the “2012 Pension Benefits Table” in the “2012 Executive Compensation” section.

Executive Change in Control Severance Policy and Severance Pay Plan

The Company provides severance protection to our NEOs and other executives under a Change in Control Severance Policy. This policy contains a double trigger, meaning that the NEO will only receive benefits in the event of an involuntary termination (by the Company without just cause or by the executive for good reason or death or disability) within two years following or six months prior to a change in control. We provide this protection to optimally align the interests of shareholders and executives, and to attract and retain an appropriate caliber of talent for the position. Further, similar change in control severance protections are commonly provided at other companies with which we compete for talent. Eligible employees who joined the Company after March 1, 2011 are not eligible for a gross-up payment related to a change in control event.

The Company sponsors a broad-based Severance Pay Plan to provide severance benefits to eligible employees, including NEOs who are involuntarily terminated (without cause in connection with a workforce reduction, closure or other similar event). We provide this benefit to offer employees security in the event of an unanticipated job loss. The Severance Pay Plan will not pay benefits to an employee eligible for benefits under the Change in Control Severance Policy.

The Change in Control Severance Policy and the Severance Pay Plan and the estimated payments for each of our NEOs under both are detailed in the “2012 Potential Payments Upon a Termination or Change in Control Table” in the “2012 Executive Compensation” section.

Accounting and Tax Information

Section 162(m) of the IRC generally disallows a tax deduction to public companies for compensation in excess of $1 million per year paid to the Chief Executive Officer or other employee who is a NEO for the tax year by reason of being among the three highest compensated officers for the tax year (other than the Chief Executive Officer or the Chief Financial Officer). Certain compensation, including “performance-based compensation,” may qualify for an exemption from the deduction limit if it satisfies various technical requirements under Section 162(m). With respect to our annual incentive awards, in January 2012, the Compensation and Leadership Development Committee approved an incentive pool for our executives that is designed to qualify compensation awarded thereunder as “performance-based.” The 2012 incentive pool was 5% of our after-tax net income from continuing operations, with our NEOs allocated no more than a specified percentage of the pool, as follows: Mr. Nelms - 32%; Mr. Hochschild - 20%; Mr. Graf - 12%; Ms. Offereins - 12%; and Mr. Talwar - 12%. Actual amounts of the incentive awards were approved within these limits based on the factors described above.

As a result of our participation in the Capital Purchase Program (“CPP”), compensation in excess of $500,000 earned by any “senior executive officer” while the U.S. Department of the Treasury (“UST”) held an equity or debt interest in the Company will never be deductible, including “performance-based” compensation. In fiscal 2010, we repaid the UST investment in our Company and ceased to be a participant in the CPP.

The Compensation and Leadership Development Committee views the tax deductibility of executive compensation as one factor to be considered in the context of its overall compensation philosophy. The Committee reviews each material element of compensation on a continuing basis and takes steps to assure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall executive compensation program.

COMPENSATION COMMITTEE REPORT

The Compensation and Leadership Development Committee (“Compensation Committee”) establishes the compensation program for the Chief Executive Officer and for the other NEOs. The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis of the Company with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement, its Annual Report on Form 10-K and such other filings with the Securities and Exchange Commission as may be appropriate.

Submitted by the Compensation and Leadership Development Committee of the Board of Directors:

Gregory C. Case (Chair)

Jeffrey S. Aronin

Robert M. Devlin

Richard H. Lenny

2012 EXECUTIVE COMPENSATION

The narrative, tables and footnotes below describe the total compensation paid for fiscal 2012 to the Chief Executive Officer, Chief Financial Officer and the next three most highly compensated individuals (collectively, the “NEOs”) who were serving as executive officers of the Company on November 30, 2012, the last day of the fiscal year.

2012 Summary Compensation Table

The following table contains information regarding the components of total compensation of the NEOs for the Company’s fiscal years ended November 30, 2012, 2011 and 2010. The information included in this table reflects compensation earned by the NEOs for services rendered to the Company during the respective periods.

Executive	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (2)	Change in Pension Value and NQDC Earnings (4)	All Other Compensation (5)	Total
David W. Nelms	2012	1,000,000	—	5,775,009	3,125,000	41,603	17,500	9,959,112

Chairman & Chief	2011	1,000,000	—	9,628,196	3,225,000	19,950	17,150	13,890,296

Executive Officer	2010	4,550,000	1,700,000	2,274,996	—	10,775	17,150	8,552,921

R. Mark Graf	2012	600,000	—	1,620,000	1,250,000	—	17,500	3,487,500

EVP, Chief Financial	2011	384,658	50,000	999,991	770,000	—	271,424	2,476,073

Officer

Roger C. Hochschild	2012	750,000	—	3,090,001	2,200,000	43,520	17,500	6,101,021

President & Chief	2011	750,000	—	6,240,292	2,000,000	20,113	17,150	9,027,555

Operating Officer	2010	2,900,000	1,290,000	1,449,993	—	10,840	17,150	5,667,983

Diane E. Offereins	2012	650,000	—	1,719,999	1,550,000	43,101	17,500	3,980,600

EVP, President Payment	2011	650,000	—	2,688,934	1,300,000	21,494	17,150	4,677,578

Services	2010	1,750,000	780,000	875,000	—	12,070	17,150	3,434,220

Harit Talwar	2012	650,000	—	1,719,999	1,450,000	33,561	17,500	3,871,060

EVP, President US	2011	650,000	—	2,688,934	1,350,000	16,397	17,150	4,722,481

Cards	2010	1,750,000	880,000	875,000	—	9,292	17,150	3,531,442

(1)	Represents the base salary earned during the fiscal year.
(2)	Starting in 2011, we restructured our incentive compensation program, including by establishing target STI opportunities for the NEOs. Accordingly, STI amounts moved from the Bonus column to the Non-Equity Incentive Plan Compensation column pursuant to applicable SEC disclosure rules. The values represented are paid in January of the next fiscal year but earned by the NEOs in the year indicated.
(3)	For fiscal 2012, represents the aggregate grant date fair value of RSU and PSU awards made to the NEOs pursuant to FASB ASC Topic 718, which includes the RSU and PSU grants made for the 2012 fiscal year. The value of PSUs included in the table is based on the probable outcome of the performance conditions on the grant date. The value of the PSUs at the grant date assuming the highest level of performance conditions is met was $8,249,998 for Mr. Nelms, $1,799,983 for Mr. Graf, $4,200,011 for Mr. Hochschild, $1,950,007 for Ms. Offereins and $1,950,007 for Mr. Talwar. Please see “Compensation Discussion and Analysis - Summary of Pay Decisions” for further details. Additional details on accounting for stock-based compensation can be found in Note 2 “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 11 “Stock-Based Compensation Plans” of our consolidated financial statements in our Annual Report on Form 10-K.
(4)	Represents the actuarial increase during the fiscal year in the pension value. For details on the valuation method and assumptions used in calculating the present value of accumulated benefit, please see Note 12 “Employee Benefit Plans” of our consolidated financial statements in our Annual Report on Form 10-K. There were no above market nonqualified deferred compensation earnings for the plans in which each NEO participated. A description of the Company’s pension benefits is provided following the “2012 Pension Benefits Table” on page 37.

(5)	For fiscal 2012, represents the Company’s contributions to the Discover 401(k) Plan for each NEO during each calendar year. The 401(k) Plan allows for pre-tax deferrals up to 30% of eligible earnings, including base, salary, bonus and commissions, up to the IRC Section 401(a)(17) compensation limit ($250,000 in 2012) (“Eligible Earnings”) and, if age 50 or older as of December 31 of the plan year, catch-up contributions, each subject to the maximum allowable amount under the IRC. The 401(k) Plan is a safe harbor plan and Company contributions are vested after two years of service and include a fixed contribution of 3% of Eligible Earnings, plus a match contribution that varies based upon the pre-tax deferrals, up to the Section 402(g) of the IRC pre-tax deferral limit ($17,000 for 2012), with a maximum match of 4% of Eligible Earnings. Transition credits are provided to employees who met certain age, service and “points” of age plus service as of January 1, 2009. None of our NEOs are eligible for transition credits.

2012 Grants of Plan-Based Awards Table

The following table includes the 2012 target STI opportunities, and the RSU and PSU awards made to the NEOs in December of 2011. No options were awarded to the NEOs in fiscal 2012. For more information regarding these grants, see “Compensation Discussion and Analysis” on pages 17-32.

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards(1) Target ($)	Estimated future payouts under equity incentive plan awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold (#)	Target (#)	Maximum (#)

David W. Nelms	—	1,500,000	—	—	—	—	—

	12/9/2011	—	—	—	—	66,694	1,650,010

	12/9/2011	—	83,367	166,734	333,468	—	4,124,999

R. Mark Graf	—	600,000	—	—	—	—	—

	12/9/2011	—	—	—	—	29,103	720,008

	12/9/2011	—	18,189	36,378	72,756	—	899,992

Roger C. Hochschild	—	1,125,000	—	—	—	—	—

	12/9/2011	—	—	—	—	40,016	989,996

	12/9/2011	—	42,442	84,883	169,766	—	2,100,005

Diane E. Offereins	—	747,500	—	—	—	—	—

	12/9/2011	—	—	—	—	30,113	744,996

	12/9/2011	—	19,705	39,410	78,820	—	975,003

Harit Talwar	—	747,500	—	—	—	—	—

	12/9/2011	—	—	—	—	30,113	744,996

	12/9/2011	—	19,705	39,410	78,820	—	975,003

(1)	Represents the target payout under the annual STI program. Payments can range above or below target primarily based on annual Company net income performance. The Compensation and Leadership Development Committee also considers other Company-wide metrics including ROE (and risk-adjusted returns), EPS, credit performance, growth goals, impact of legislative and regulatory changes on the business, relative performance, risk, total shareholder return and other factors relevant to the year and individual performance. Because there is no threshold or maximum payout, those columns have been omitted in accordance with SEC rules. Actual payout amounts for 2012 are included in the Non-Equity Incentive Plan Compensation column of the “2012 Summary Compensation Table.”
(2)

Represents PSUs awarded in December 2011 under the Omnibus Incentive Plan. PSUs will generally vest and convert to shares of Common Stock on January 2, 2015 within the represented threshold and maximum amounts, depending on the extent the Company exceeds specific cumulative EPS performance goals over the two-year period and provided the executive remains employed by the Company for three years from the beginning of the performance period (with exceptions for certain termination events as detailed below), and are subject to an evaluation of compliance with the Company’s risk policies at the end of the third year. The entire PSU award will be cancelled if the minimum cumulative EPS performance threshold is not met. To the extent the NEO voluntarily terminates from the Company or is terminated for cause prior to the scheduled vesting date, other than as described below, none of the PSUs will vest and the entire award will be forfeited. In certain instances of a termination of the NEO’s employment prior to the scheduled vesting date, including due to (i) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a customary release agreement is executed or (ii) retirement, death or disability, a pro-rata portion of the PSUs will vest and convert to shares following the conclusion of the vesting period. In the event of a change in control of the Company during the first year of the performance period, the award will be converted to cash at target performance and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. PSUs include the right to receive dividend equivalents which will accumulate and pay out in cash, if at all, if and when the underlying shares are paid to the NEOs. In addition, awards are subject to certain restrictive covenants including non-competition, non-solicitation and confidentiality restrictions.
(3)	Represents RSUs awarded in December 2011 under the Omnibus Incentive Plan, which will vest and convert in four equal installments on January 2, 2013, 2014, 2015 and 2016. Vesting of these RSUs will be accelerated in the event of termination of the executive’s employment due to (i) a change in control, (ii) the executive’s death or disability, (iii) the executive’s eligible retirement, or (iv) involuntary termination such as a reduction in force or elimination of the executive’s position, provided that a customary release agreement is executed. Unvested RSUs will be cancelled in the event of a termination of employment for any other reason. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends paid to all Company common stockholders. Awards are subject to certain restrictive covenants including non-competition, non-solicitation and confidentiality restrictions.
(4)	Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718. Additional details on accounting for stock-based compensation can be found in Note 2 “Summary of Significant Accounting Policies - Stock-based Compensation” and Note 11 “Stock-Based Compensation Plans” of our consolidated financial statements contained in our Annual Report on Form 10-K.

Outstanding Equity Awards at 2012 Fiscal Year-End Table

The following table provides information for each NEO regarding outstanding stock option awards and unvested stock awards held by each of the NEOs as of November 30, 2012.

	Option Awards				Stock Awards(1)

	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David W. Nelms(2)	45,315	—	26.68	12/12/2016	80,314	(3)	3,341,866	83,367	(8)	3,468,901
					75,331	(4)	3,134,523
					180,981	(5)	7,530,619
					58,380	(5)	2,429,192
					66,694	(6)	2,775,137
					363,258	(7)	15,115,165
R. Mark Graf					31,092	(5)	1,293,738	18,189	(8)	756,844
					29,103	(6)	1,210,976
Roger C. Hochschild(2)	382,375	—	18.05	1/2/2014	67,634	(3)	2,814,251	42,442	(8)	1,766,012
	87,746	—	18.87	1/2/2014	48,013	(4)	1,997,821
	41,860	—	26.68	12/12/2016	112,089	(5)	4,664,023
					39,405	(5)	1,639,642
					40,016	(6)	1,665,066
					245,200	(7)	10,202,772
Diane E. Offereins	21,576	—	26.68	12/12/2016	35,628	(3)	1,482,481	19,705	(8)	819,925
					28,974	(4)	1,205,608
					25,296	(5)	1,052,567
					41,643	(5)	1,732,765
					30,113	(6)	1,253,002
					101,194	(7)	4,210,682
Harit Talwar	15,691	—	26.68	12/12/2016	36,233	(3)	1,507,655	19,705	(8)	819,925
					28,974	(4)	1,205,608
					25,296	(5)	1,052,567
					41,643	(5)	1,732,765
					30,113	(6)	1,253,002
					101,194	(7)	4,210,682

(1)	All equity award values are based on a November 30, 2012 closing stock price of $41.61 per share of our Common Stock. RSUs include the right to receive dividend equivalents in the same amount and at the same time as dividends are paid to all Company common stockholders. PSUs include the right to receive dividend equivalents which will accumulate and pay out in cash, if at all, if and when the underlying shares are paid to the NEOs.
(2)	Excludes 502,557 deferred RSUs for Mr. Nelms and 430,763 deferred RSUs for Mr. Hochschild, as described in the “2012 Nonqualified Deferred Compensation Table” on page 38. These shares will convert to shares of Common Stock when Mr. Nelms and Mr. Hochschild leave the Company.
(3)	These RSUs vest and convert to shares of Common Stock on January 2, 2013.
(4)	These RSUs vest and convert to shares of Common Stock in equal installments on January 2, 2013 and 2014.
(5)	These RSUs vest and convert to shares of Common Stock in equal installments on January 2, 2013, 2014 and 2015.
(6)	These RSUs vest and convert to shares of Common Stock in equal installments on January 2, 2013, 2014, 2015 and 2016.
(7)	These PSUs vest and convert to shares of Common Stock on January 2, 2014, assuming the risk policies review is satisfactory. The final payout is determined by the Compensation and Leadership Development Committee and may be less than amount shown.
(8)	These PSUs vest and convert to shares of Common Stock on January 2, 2015, assuming performance conditions are met and the risk policies review is satisfactory. As required under applicable SEC guidance, because performance in the first year of the performance period has not met the threshold performance level, unvested PSUs are shown at the amounts corresponding to, and assuming achievement of, the threshold performance level for the full performance period. The final payout is determined by the Compensation and Leadership Development Committee and may be less or more than amount shown.

2012 Option Exercises and Stock Vested Table

The following table provides information regarding the number of stock awards that vested during fiscal 2012, and the subsequent value realized from the exercise or vesting of such awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
David W. Nelms	237,880	$3,902,909	235,433	$5,649,262
R. Mark Graf	—	$—	10,367	$248,808
Roger C. Hochschild	92,990	$1,766,782	166,149	$3,986,856
Diane E. Offereins	165,532	$3,304,940	86,920	$2,085,645
Harit Talwar	220,957	$4,028,832	87,523	$2,100,117

(1)	Represents the total number of RSUs that vested during fiscal 2012.
(2)	The amount shown represents the closing price of a share of our Common Stock on the scheduled vesting date multiplied by the number of RSUs that vested.

2012 Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)(3)	Payments During Last Fiscal Year ($)
David W. Nelms	Discover Financial Services Pension Plan	9.3333	169,301	—
R. Mark Graf(4)	Discover Financial Services Pension Plan	—	—	—
Roger C. Hochschild	Discover Financial Services Pension Plan	9.1667	156,839	—
Diane Offereins	Discover Financial Services Pension Plan	9.0833	193,584	—
Harit Talwar	Discover Financial Services Pension Plan	7.5000	134,713	—

(1)	For actuarial valuation purposes, credited service is attributed through the measurement date of December 31, 2008, the date that the Discover Pension Plan was frozen.
(2)	Service credit and actuarial values are calculated as of November 30, 2012, the plan’s measurement date for the last fiscal year.
(3)	For details on the valuation method and assumptions used in calculating the present value of accumulated benefit, please see Note 12 “Employee Benefit Plans” of our consolidated financial statements in our Annual Report on Form 10-K.
(4)	Mr. Graf does not participate in the Discover Pension Plan as he was hired after it was frozen.

Effective December 31, 2008, the Discover Pension Plan, a defined benefit pension plan, was frozen for all participants, although additional service will count towards vesting and retirement eligibility for any participant, including NEOs, in the Discover Pension Plan as of December 31, 2008.

The table above lists the amounts we estimate as the present value of accumulated benefits the Discover Pension Plan will pay to each of the NEOs upon the normal retirement age of 65. Messrs. Nelms, Hochschild and Talwar and Ms. Offereins each participate in the Discover Pension Plan. Mr. Graf does not as he was hired after the Discover Pension Plan was frozen. Accrued, frozen benefits under the Discover Pension Plan are determined with reference to career-average pay limited to $170,000 per year, and for each calendar year of service prior to 2009 generally equal: (i) 1% of the participant’s eligible annual pay; plus (ii) 0.5% of the participant’s eligible annual pay which exceeded the participant’s Social Security covered compensation limit for that year. The estimated annual benefits payable under the Discover Pension Plan at the earliest age at which a participant may retire with an unreduced benefit (age 65) are set forth above.

2012 Nonqualified Deferred Compensation Table

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
David W. Nelms	Omnibus Incentive Plan	—	—	8,940,489	—	20,911,397
Roger C. Hochschild	Omnibus Incentive Plan	—	—	7,663,274	—	17,924,048

(1)	Reflects change in value of deferred RSUs due to fluctuations in stock price. Excludes cash dividend equivalent payments of $201,023 and $172,305 paid on deferred RSUs for Mr. Nelms and Mr. Hochschild, respectively.
(2)	Includes the value of RSUs that vested but were not converted into shares of Common Stock per the terms of the Founder’s Grant RSU awards granted in connection with the Company’s spin-off from Morgan Stanley.

Potential Payments Upon a Termination or Change in Control

Change in Control Severance Policy

In September 2007, the Compensation and Leadership Development Committee approved the Discover Financial Services Change in Control Severance Policy (the “Policy”), which applies to members of our management, including the NEOs.

If any NEO is terminated, other than for cause (as defined in the Policy), disability, death or voluntary retirement, including a voluntary termination following a mandatory change in work location, as specified in the Policy, or diminution in salary, benefits or responsibilities, within six months prior to or two years following the occurrence of a change in control (as defined in the Policy), upon Discover’s receipt of a fully-executed irrevocable release in a form satisfactory to Discover, such NEO would be entitled to receive:

•

a lump sum cash payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years, or if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company;

•

in consideration of entering into a non-competition agreement with the Company, a salary continuation payment equal to 1.5 times the sum of his or her annual base salary plus average cash bonus paid in the prior three years, or if the NEO has been an employee for less than three years, the number of years the NEO has been employed by the Company;

•	a lump sum payment equal to the prorated target cash bonus under the Company’s incentive compensation plans for the year of termination;

•	full vesting of all equity-based awards granted to the NEO under the Company’s incentive compensation plans;

•	outplacement services for a period of two years at the Company’s expense with a firm provided by the Company;

•	certain legal fees if the NEO commences litigation and, as a result, becomes entitled to receive benefits in an amount greater than those offered by the Company prior to such litigation;

•	a lump sum payment equal to the difference between COBRA (for medical, dental and vision) and active employee premiums for 24 months; and

•

except for Mr. Graf, a gross-up payment if total benefit exceeds 110% of the amount that would give rise to excise tax liability (if total benefit does not exceed 110% of the amount that would give rise to excise tax liability, total benefit will be reduced to 100% of such amount). Mr. Graf is not eligible for a gross-up payment related to a change in control event.

Severance Pay Plan

The Company sponsors a broad-based welfare benefits plan to provide severance benefits to eligible employees, including the NEOs, who are involuntarily terminated in connection with a workforce reduction, closure or other similar event. The Severance Pay Plan will not pay benefits to an employee eligible for benefits under the Change in Control Severance Policy.

If any NEO is terminated, other than for cause (as defined in the Severance Pay Plan), upon Discover’s receipt of a fully-executed irrevocable release in a form satisfactory to Discover, such NEO would be entitled to receive:

•	a lump sum cash payment of up to one times the sum of his or her annual base salary;

•

a lump sum payment of some or all of the cash bonus under the Company’s incentive compensation plan the employee may have been eligible to receive at the end of the fiscal year based upon the performance of Discover, the employee’s business unit and his or her individual performance, which may be paid at the discretion of the Compensation and Leadership Development Committee;

•	outplacement services for a period of one year at the Company’s expense with a firm provided by the Company; and

•	a lump sum payment equal to 12 months of the applicable premium for group health plan coverage in place prior to termination of employment, plus a payment for income taxes on such amount.

2012 Potential Payments Upon a Termination or Change in Control Table

The following table sets forth the payments that each of our NEOs would have received under various termination scenarios on November 30, 2012. With regard to the payments upon a change in control, the amounts detailed below assume that each NEO’s employment was terminated by the Company without “cause” or by the executive for “good reason” within the specified time period prior to or following the change in control. The table below assumes a stock price of $41.61, the closing price of a share of our common stock on November 30, 2012.

Pursuant to the terms of our equity plans and outstanding equity award agreements, the vesting of certain outstanding unvested equity awards is accelerated in the event of a termination of the NEO’s employment (i) in connection with a change in control, (ii) in the event of the NEO’s death, disability, retirement, or (iii) involuntary termination such as a reduction in force or elimination of the NEO’s position, provided that a customary release agreement is executed. Unvested RSUs and PSUs will be cancelled in the event of a termination of employment for any other reason. NEOs who violate non-competition, non-solicitation, confidentiality, intellectual property or other restrictive covenants within one year after a termination of employment will be required to pay to the Company the value of any RSUs and PSUs that vested on or after, or within one year prior to, such termination.

Executive Payment Elements	Termination in Connection with a Change in Control ($)		Involuntary Termination Without Cause ($)		Death ($)	Disability ($)	Voluntary Termination or Involuntary Termination with Cause ($)	Retirement ($)(7)
David W. Nelms
Salary and Other Cash Payments	9,425,000	(1)	4,125,000	(6)	—	—	—
Equity Awards(2)	41,264,332		37,795,431		37,795,431	37,795,431	—
Excise Tax Gross-up(3)	—		—		—	—	—
Health Coverage(4)	29,098		23,903		—	—	—
Other(5)	20,000		8,500		—	—	—
Total	50,738,430		41,952,834		37,795,431	37,795,431	—	N/A
R. Mark Graf
Salary and Other Cash Payments	4,710,000	(1)	1,850,000	(6)	—	—	—
Equity Awards(2)	2,504,807		3,261,652		3,261,652	3,261,652	—
Excise Tax Gross-up(3)	n/a		—		—	—	—
Health Coverage(4)	27,804		21,397		—	—	—
Other(5)	20,000		8,500		—	—	—
Total	7,262,611		5,141,549		3,261,652	3,261,652	—	N/A
Roger C. Hochschild
Salary and Other Cash Payments	6,665,000	(1)	2,950,000	(6)	—	—	—
Equity Awards(2)	26,515,689		24,749,698		24,749,698	24,749,698	—
Excise Tax Gross-up(3)	—		—		—	—	—
Health Coverage(4)	27,185		27,347		—	—	—
Other(5)	20,000		8,500		—	—	—
Total	33,227,874		27,735,545		24,749,698	24,749,698	—	N/A
Diane Offereins
Salary and Other Cash Payments	4,777,500	(1)	2,200,000	(6)	—	—	—
Equity Awards(2)	12,577,119		11,757,194		11,757,194	11,757,194	—	11,757,194
Excise Tax Gross-up(3)	—		—		—	—	—
Health Coverage(4)	8,274		8,635		—	—	—
Other(5)	20,000		8,500		—	—	—
Total	17,382,893		13,974,329		11,757,194	11,757,194	—	11,757,194
Harit Talwar
Salary and Other Cash Payments	4,927,500	(1)	2,100,000	(6)	—	—	—
Equity Awards(2)	12,602,241		11,782,316		11,782,316	11,782,316	—
Excise Tax Gross-up(3)	—		—		—	—	—
Health Coverage(4)	27,207		28,107		—	—	—
Other(5)	20,000		8,500		—	—	—
Total	17,576,948		13,918,923		11,782,316	11,782,316	—	N/A

(1)	Includes severance, pro rata bonus and consideration for entering into the non-competition agreement.
(2)

Represents the intrinsic value of the accelerated RSUs, PSUs and stock options. All outstanding options are vested, therefore the intrinsic value of accelerated stock options is zero. 2011 PSUs are shown at the maximum payout level of 200% (based on actual performance) and the 2012 PSUs are shown at target. For the PSUs, in the event of a change in control of the Company during the first year of the performance period, the award will be converted to cash at target performance and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. In the event of a change in control of the Company during the second year of the performance period, performance will be measured through the last day of the Company’s quarter preceding the change in control and the award will then be converted to cash and paid out according to the vesting schedule or sooner in the event of a qualified termination following the change in control event. Restricted stock units and performance stock units have double trigger acceleration provisions. Upon an involuntary termination without cause or a termination in connection with death, disability or retirement, the number of PSUs received are prorated based on actual service during the performance period.
(3)	Additional amount provided to the executive to directly offset any excise tax levied on the change in control severance package. Mr. Graf is not eligible to receive an excise tax gross-up.
(4)	For termination in connection with a change in control, lump sum payment equal to the difference between COBRA (for medical, dental and vision) and active employee health and welfare premiums for 24 months. For involuntary termination without cause, lump sum payment equal to 12 months of COBRA premiums (for medical, dental and vision) plus a payment for income taxes on such amount.
(5)	Includes value of expected outplacement benefits for a 24-month period for termination in connection with a change in control and for a 12-month period for involuntary termination without cause.
(6)	For purposes of illustration, includes actual 2012 bonus which may be paid in the discretion of the Compensation and Leadership Development Committee.
(7)	Ms. Offereins is eligible for retirement and is entitled to the pension benefits described in the “2012 Pension Benefits Table.” No other NEOs were eligible for retirement as of November 30, 2012.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK

We encourage our directors, officers and employees to own our Common Stock as owning our Common Stock aligns their interests with shareholders. All executive committee members, including our NEOs, are subject to share ownership guidelines as described above in “Compensation Discussion and Analysis.” This commitment ties a portion of their net worth to the Company’s stock price and provides a continuing incentive for them to work towards superior long-term stock performance.

The following table sets forth the beneficial ownership of our Common Stock, as of January 31, 2013, by the persons and groups specified below. Unless otherwise indicated below, the address of each person named in the table below is c/o Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015.

5% Beneficial Owners	Shares of Discover Common Stock Beneficially Owned (#)(1)	Percentage of Discover Common Stock Outstanding
BlackRock, Inc., 40 East 52nd Street, New York, New York 10022(2)	33,385,685	6.61%
FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109(3)	29,213,893	5.79%
Executive Officers and Directors
David W. Nelms(4)	1,656,981	*
Roger C. Hochschild(5)	1,298,068	*
R. Mark Graf	18,714	*
Diane Offereins(6)	454,087	*
Harit Talwar(7)	240,683	*
Jeffrey S. Aronin(8)	48,247	*
Mary K. Bush(9)	48,247	*
Gregory C. Case(10)	48,247	*
Robert M. Devlin(11)	48,599	*
Cynthia A. Glassman	32,797	*
Richard H. Lenny(12)	33,628	*
Thomas G. Maheras(13)	33,172	*
Michael H. Moskow(14)	50,273	*
E. Follin Smith(15)	48,247	*
Lawrence A. Weinbach(16)	48,247	*
Directors and executive officers as a group (20 persons)(17)	4,801,398	1%

*	Represents beneficial ownership of less than 1%.

(1)	Does not include shares underlying unvested restricted stock units.
(2)	Based on a Schedule 13G/A filed on February 6, 2013 by BlackRock, Inc. regarding its holdings of our Common Stock as of December 31, 2012. The Schedule 13G/A discloses that the reporting entity had sole voting power and sole dispositive power as to all 33,385,685 shares.
(3)

Based on a Schedule 13G/A filed with the SEC on February 14, 2013 by FMR LLC (“FMR”) and Edward C. Johnson 3d, chairman of FMR, regarding their holdings of our Common Stock as of December 31, 2012. Certain of the shares listed above are beneficially owned by FMR subsidiaries and related entities. The Schedule 13G discloses that FMR had sole voting power as to 383,152 shares and sole dispositive power as to all 29,213,893 shares. The Schedule 13G states that Mr. Johnson and various family members, through their ownership of FMR voting Common Stock and the execution of a shareholders’ voting agreement, may be deemed to form a controlling group with respect to FMR. The Schedule 13G indicates that 28,820,671 shares are beneficially owned by Fidelity Management & Research Company (“Fidelity”) as a result of acting as an investment adviser to several investment companies (ICs). Mr. Johnson and FMR, through its control of Fidelity, and the ICs each had sole dispositive power as to all such shares. Neither

Mr. Johnson nor FMR had sole voting power as to such shares, as such power resides with the ICs’ Boards of Trustees and is carried out by Fidelity under written guidelines established by such Boards. The Schedule 13G indicates that 157,690 shares are beneficially owned by Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR LLC, as a result of its serving as investment manager of the institutional accounts. Mr. Johnson and FMR LLC, through its control of FMTC, each had sole dispositive and sole voting power as to all such shares. The Schedule 13G also indicates that 31,972 shares are beneficially owned by Strategic Advisers, Inc., a wholly-owned subsidiary of FMR, as a result of its serving as an investment adviser to individuals. The Schedule 13G also indicates that 5,700 shares are beneficially owned by Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR, as a result of its serving as investment adviser to certain institutional accounts, non-U.S. mutual funds or investment companies. Mr. Johnson and FMR, through its control of PGALLC, each had sole dispositive power as to all such shares and sole voting power as to none of the shares. The Schedule 13G also indicates that 185,340 shares are beneficially owned by Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR, as a result of its serving as investment manager of certain institutional accounts. Mr. Johnson and FMR, through its control of PGATC, each had sole dispositive power over all such shares and sole voting power as to 179,470 shares. The Schedule 13G indicates that 12,520 shares are beneficially owned by FIL Limited (“FIL”), an entity independent of FMR. Mr. Johnson is Chairman of FIL, and partnerships controlled predominantly by his family members, or trusts for their benefit, own shares of FIL35 voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are of the view that they are not required to attribute to each other shares beneficially owned by the other corporation.
(4)	Includes 502,557 shares underlying vested RSUs that would convert following a termination of service and 45,315 shares subject to exercisable stock options.
(5)	Includes 430,763 shares underlying vested RSUs that would convert following a termination of service and 341,981 shares subject to exercisable stock options.
(6)	Includes 108,440 shares underlying RSUs that would vest and convert following a termination of service and 21,576 shares subject to exercisable stock options.
(7)	Includes 52,070 shares held by The Harit Talwar 2012 Grantor Retained Annuity Trust, of which Mr. Talwar is the trustee, and 15,691 shares subject to exercisable stock options.
(8)	Includes 48,247 shares underlying vested RSUs that would convert following a termination of service.
(9)	Includes 48,247 shares underlying vested RSUs that would convert following a termination of service.
(10)	Includes 48,247 shares underlying vested RSUs that would convert following a termination of service.
(11)	Includes 352 shares held by the Devlin Foundation, of which Mr. Devlin’s wife is president, and 48,247 shares underlying vested RSUs that would convert following a termination of service.
(12)	Includes 13,310 shares underlying vested RSUs that would convert following a termination of service.
(13)	Includes 24,999 shares underlying vested RSUs that would convert following a termination of service.
(14)	Includes 41,162 shares underlying vested RSUs that would convert following a termination of service.
(15)	Includes 19,749 shares underlying vested RSUs that would convert following a termination of service.
(16)	Includes 33,059 shares underlying vested RSUs that would convert following a termination of service.
(17)	Includes 1,441,752 shares underlying vested RSUs that would convert following a termination of service and 477,404 shares subject to exercisable stock options.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

What are shareholders being asked to approve?

Pursuant to SEC rules, we must conduct an advisory vote on the compensation of our named executive officers (“NEOs”) at least once every three years. At our 2012 annual meeting, our shareholders supported an annual frequency for this advisory vote. As such, the Board has determined that the Company will hold this advisory vote on the compensation of our NEOs each year.

Therefore, we are asking you to approve the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis” (beginning on page 17), the compensation tables (beginning on page 33), and any related material contained in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse our executive pay program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of our NEOs, as disclosed in the “Compensation Discussion and Analysis,” the compensation tables and any related narrative contained in this Proxy Statement.”

What is the Board’s recommendation on voting on this proposal?

The Board unanimously recommends a vote “FOR” approval of the NEO compensation as disclosed pursuant to Item 402 of SEC Regulation S-K, including in the “Compensation Discussion and Analysis,” the compensation tables, and any related information contained in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.

In fiscal 2012, we delivered record financial results, exceeding our 2012 business plan and outperforming most of our competitors despite the challenging economic and regulatory environment. Our NEOs made key business and strategic decisions, and effectively managed the execution of our business plan that allowed for the achievement of record financial results and meaningful progress against our long-term strategy to diversify our balance sheet and deploy capital to drive the highest return to our shareholders. This resulted in the highest net income in the Company’s history. Our 2012 net income of $2,345 million exceeded our 2012 Plan target of $1,578 million by 49%. Furthermore, the Company’s earnings and related returns were among the strongest over our 26-year history even when adjusted for the decreases in loan loss reserves, which contributed to earnings, as credit losses along with funding costs improved throughout the year. We further delivered strong results against our 2012 performance priorities.

Our Compensation and Leadership Development Committee considered these results and approved 2012 compensation decisions for our NEOs reflecting the Company’s strong performance in fiscal 2012 consistent with our emphasis on pay-for-performance. The NEOs also continued to receive a significant portion of their compensation in the form of deferred at-risk performance-based stock units (“PSUs”) (tied to Company performance). Our 2012 equity PSU grants included a “clawback” provision that allows the Company to reclaim PSUs under certain circumstances and our 2013 long-term incentive grants added a similar “clawback” provision to our restricted stock units. Paying a significant portion of NEOs’ incentive compensation in equity, the majority of which is performance-based equity, further aligns their interests with those of our shareholders. Additionally, our share ownership commitment and our newly approved share retention requirements, adopted in 2013, tie a portion of each of our NEO’s net worth to the Company’s stock price and provide a continuing incentive to achieve superior long-term stock price performance. In 2012, corporate risk management continued its role in our incentive compensation design, review and decision-making process. As a result, incentive compensation continues to be firmly tied to current and future Company performance and thereby shareholder interests, while ensuring that our compensation arrangements appropriately balance risk and reward.

Is the shareholder advisory vote to approve NEO compensation binding on the Company?

No. Under the SEC rules, your vote is advisory and will not be binding upon the Company or the Board. However, the Compensation and Leadership Development Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

How many votes are required to approve this proposal?

This advisory vote requires the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote thereon. You may “abstain” from voting on this proposal. Shares voting “abstain” on this proposal will be counted as present at the Annual Meeting for purposes of this proposal and your abstention will have the effect of a vote against this proposal.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors and the Audit and Risk Committee recommend that you approve the ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the December 2012 fiscal month transition period and the 2013 fiscal year. Deloitte has served as the independent registered public accounting firm for the Company and its former parent company, Morgan Stanley. Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years. A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Our Board recommends a vote “FOR” the ratification of Deloitte’s appointment as our independent registered public accounting firm for the December 2012 fiscal month transition period and the 2013 fiscal year. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Independent Registered Public Accounting Firm Fees

The following table summarizes the aggregate fees (including related expenses) for professional services provided by Deloitte related to fiscal 2012 and fiscal 2011 (amounts in thousands).

	2012	2011
Audit Fees(1)	$4,741	$3,292
Audit-Related Fees(2)	1,922	1,089
Tax Fees	—	—
All Other Fees(3)	4	4
Total	$6,667	$4,385

(1)	Audit Fees services include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) accounting consultation attendant to the audit; (iii) reviews of the interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q; (iv) consents and other services related to SEC and other regulatory filings; and (v) statutory or financial audits of subsidiaries.
(2)	Audit-Related Fees services include: (i) the audits of our 401(k), pension and retiree health and welfare plans; (ii) data verification and agreed-upon procedures related to asset securitizations; (iii) assessment and testing of internal controls and risk management processes beyond the level required as part of the audit pursuant to Statement on Standards for Attestation Engagements No. 16; (iv) examination of the Diners Club payment system; (v) agreed-upon procedures related to student loans; and (vi) agreed-upon procedures related to XBRL tagging of our consolidated financial statements included in our Annual Report on Form 10-K and our interim condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q.
(3)	All Other Fees includes fees for Deloitte’s accounting research tool.

Policy Regarding Pre-Approval of Independent Registered Public Accounting Firm Services

In order to assure the continued independence of our independent registered public accounting firm, the Audit and Risk Committee has adopted a policy requiring pre-approval of audit and non-audit services performed by our independent registered public accounting firm. Under that policy, the Committee pre-approves a list of audit, audit-related and permitted non-audit services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Committee. In addition, the Committee sets pre-approved fee levels for the pre-approved services. Any type of service that is not included on the list of pre-approved services or that exceeds pre-approved fee levels must be specifically pre-approved by the Committee. The Committee has delegated to the Chair of the Committee the authority to pre-approve any audit or permitted non-audit service to be performed by the independent registered public accounting firm, provided that such approvals are presented to the full Committee at the next scheduled meeting and that estimated fees for such services are not in excess of certain limits. The Committee reviews its pre-approval policy annually for purposes of assuring its continued appropriateness and compliance with applicable law and listing standards.

Audit and Risk Committee Report

The Audit and Risk Committee of the Discover Financial Services Board is comprised of five directors, each of whom is independent under New York Stock Exchange rules and applicable securities laws. The Board of Directors has determined that each member of the Audit and Risk Committee is financially literate as required under New York Stock Exchange rules and that Ms. Bush, Dr. Glassman, Mr. Moskow and Ms. Smith are audit committee financial experts as defined by the SEC. The Audit and Risk Committee operates under a written charter adopted by the Board. The Audit and Risk Committee charter is available in the “Investor Relations—Corporate Governance” section at http://www.discoverfinancial.com.

The Audit and Risk Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s financial reporting process, including establishing and maintaining adequate internal financial controls and the preparation of financial statements. The Company’s independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and Deloitte.

Consistent with its charter responsibilities, the Audit and Risk Committee has reviewed and discussed with management and Deloitte the Company’s audited financial statements for fiscal 2012. The Audit and Risk Committee has discussed with Deloitte the matters that are required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance).

Deloitte has also provided to the Audit and Risk Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communication with the Audit and Risk Committee concerning independence. The Committee discussed with Deloitte the firm’s independence and considered whether the provision of services to the Company by Deloitte is consistent with maintaining the firm’s independence.

Based upon the discussions and reviews described above, and subject to the limitations on the Committee’s role and responsibilities referred to above and in the Audit and Risk Committee charter, the Audit and Risk Committee recommended to the Board that the Company’s audited consolidated financial statements for fiscal 2012 be included in the Company’s Annual Report on Form 10-K. The Audit and Risk Committee also selected Deloitte as the Company’s independent registered public accounting firm for the December 2012 fiscal month transition period and the 2013 fiscal year and is presenting the selection to the Company’s shareholders for ratification.

Submitted by the Audit and Risk Committee of the Board of Directors:

E. Follin Smith (Chair)

Mary K. Bush

Cynthia A. Glassman

Thomas G. Maheras

Michael H. Moskow

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of reports filed with the SEC and written representations that no other reports were required under Section 16(a) of the Exchange Act, the Company believes that all required reports have been timely filed by its directors, officers and beneficial owners of more than 10% of its common stock.

Code of Ethics and Business Conduct

The Company maintains a Code of Ethics and Business Conduct applicable to all directors, officers and employees, including senior financial officers. The Code of Ethics and Business Conduct is available without charge through the “Investor Relations—Corporate Governance” portion of the Company’s website, www.discoverfinancial.com, or by writing to the attention of: Investor Relations, Discover Financial Services, 2500 Lake Cook Road, Riverwoods, Illinois 60015. Any waivers of the provisions of this Code of Ethics and Business Conduct for directors or executive officers may be granted only in exceptional circumstances by the Board, or an authorized committee thereof, and will be promptly disclosed to the Company’s shareholders as may be required under SEC or NYSE rules.

Certain Transactions

Certain of our directors, officers and certain members of their immediate families have received extensions of credit from us in connection with mortgage loans, credit card transactions and lines of credit. The extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to us and did not involve more than normal risk of collectibility or present other unfavorable terms.

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, beneficial owners of 5% or more of our Common Stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy as follows: (i) proposed related person transactions involving executive officers (and/or their immediate family members) other than our Chief Executive Officer or our General Counsel will be referred to our chief executive officer or our General Counsel for approval or ratification, as applicable; (ii) proposed related person transactions involving our General Counsel (and/or the General Counsel’s immediate family members) will be referred to our Chief Executive Officer for approval; and (iii) proposed related person transactions involving 5% Company shareholders, directors, director nominees or our Chief Executive Officer (and/or their immediate family members) will be referred to the Nominating and Governance Committee for approval or, if the Nominating and Governance Committee determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board, by the vote of a majority of such disinterested members. Those reviewing proposed related person transactions shall be provided with full details of the proposed related person transaction. All determinations by our Chief Executive Officer and our General Counsel under the Related Person Transactions Policy shall be reported to the Nominating and Governance Committee at its next regularly scheduled meeting. The Related Person Transactions Policy was adopted by our Board in September 2007. Prior to this time, related party transactions were not approved pursuant to the Related Person Transactions Policy because the policy was not in effect.

The determinations made under the Related Person Transactions Policy consider all relevant factors when determining whether to approve a related person transaction including, without limitation, the following:

•	the commercial reasonableness of the terms of the proposed transaction;

•	the benefit to the Company;

•	the availability and/or opportunity costs of alternate transactions;

•	the materiality and character of the related person’s direct or indirect interest;

•

whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person, taking into account: (i) the business of the Company; (ii) the size of the transaction; (iii) the overall financial position of the related person; (iv) the direct or indirect nature of the related person’s interest in the transaction; (v) whether the transaction is of an ongoing nature; and (vi) any other relevant factors; and

•	if the related person is a director (or an immediate family member of a director), the impact on the director’s independence.

Other Business

Management does not know of any matters to be presented at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders. However, if other matters come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters.

Shareholder Proposals for the 2014 Annual Meeting

Shareholders intending to present a proposal at the 2014 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Kathryn McNamara Corley, Secretary, 2500 Lake Cook Road, Riverwoods, Illinois 60015. We must receive the proposal no later than November 7, 2013.

Shareholders intending to present a proposal at the 2014 annual meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-Laws. The By-Laws require, among other things, that our Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no more than 120 days and no less than 90 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2014 annual meeting no earlier than December 18, 2013 and no later than January 17, 2014. The notice must contain the information required by the By-Laws, a copy of which is available upon request to our Secretary.

This Proxy Statement is provided to you at the direction of the Board of Directors.

Kathryn McNamara Corley

Executive Vice President,

General Counsel and Secretary

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time, on April 16, 2013.

Vote by Internet • Go to www.investorvote.com/dfs • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — Discover Financial Services’ Board recommends a vote “for” each nominee listed below and
“for” Proposals 2 and 3.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Jeffrey S. Aronin	☐	☐	☐	02 - Mary K. Bush	☐	☐	☐	03 - Gregory C. Case	☐	☐	☐
04 - Cynthia A. Glassman	☐	☐	☐	05 - Richard H. Lenny	☐	☐	☐	06 - Thomas G. Maheras	☐	☐	☐
07 - Michael H. Moskow	☐	☐	☐	08 - David W. Nelms	☐	☐	☐	09 - E. Follin Smith	☐	☐	☐
10 - Mark A. Thierer	☐	☐	☐	11 - Lawrence A. Weinbach	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the Annual Report to Shareholders for the year ended November 30, 2012 are available at: http:/www.proxyvoting.com/dfs.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — DISCOVER FINANCIAL SERVICES

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS, APRIL 17, 2013

The undersigned hereby appoints Kathryn McNamara Corley and Simon Halfin, and each of them, attorneys and proxies with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Discover Financial Services that the undersigned is entitled in any capacity to vote if personally present at the 2013 Annual Meeting of Shareholders to be held on April 17, 2013 and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

PLEASE RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE,

IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF

DISCOVER FINANCIAL SERVICES’ BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time on April 14, 2013.

Vote by Internet • Go to www.investorvote.com/dfs-401k • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -  - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — Discover Financial Services’ Board recommends a vote “for” each nominee listed below and
“for” Proposals 2 and 3.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
01 - Jeffrey S. Aronin	☐	☐	☐	02 - Mary K. Bush	☐	☐	☐	03 - Gregory C. Case	☐	☐	☐
04 - Cynthia A. Glassman	☐	☐	☐	05 - Richard H. Lenny	☐	☐	☐	06 - Thomas G. Maheras	☐	☐	☐
07 - Michael H. Moskow	☐	☐	☐	08 - David W. Nelms	☐	☐	☐	09 - E. Follin Smith	☐	☐	☐
10 - Mark A. Thierer	☐	☐	☐	11 - Lawrence A. Weinbach	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve named executive officer compensation.	☐	☐	☐	3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.	☐	☐	☐

B	Non-Voting Items
Change of Address — Please print new address below.		Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign
Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the Annual Report to Shareholders for the year ended November 30, 2012 are available at: http:/www.proxyvoting.com/dfs-401k.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — DISCOVER FINANCIAL SERVICES

THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE 2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 17, 2013

DISCOVER FINANCIAL SERVICES 2013 VOTING INSTRUCTION FORM FOR PARTICIPANTS IN THE

DISCOVER FINANCIAL SERVICES 401(k) PLAN

I hereby direct the Bank of New York Mellon (“Mellon”), as the trustee under the Discover Financial Services 401(k) Plan (the “401(k) Plan”), to vote, in person or by proxy, all of the shares of Discover Financial Services’ common stock in my account in the 401(k) Plan at the 2013 Annual Meeting of Shareholders to be held on April 17, 2013, and at any and all adjournments or postponements thereof, as indicated on the reverse, and, in its (or the proxies’) discretion, for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

I understand that, (A) if I sign, date, and return this card, Mellon will vote or grant proxies in accordance with the Board of Directors’ recommendation as to each proposal for which I do not give voting instructions, (B) Mellon will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares, as applicable, in the same respective proportion as the shares of all participants who have timely delivered properly executed voting instructions, and (C) Mellon will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.

Voting instructions must be received by 11:59 PM Eastern Time on April 14, 2013 for shares to be voted in accordance with your instructions.

(Continued and to be marked, dated and signed, on the other side)

Vote by Internet • Go to www.investorvote.com/dfs • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Discover Financial Services Shareholder Meeting to be Held on April 17, 2013

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.investorvote.com/dfs.

Step 2: Click on the icon on the right to view current meeting materials.

Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 5, 2013 to facilitate timely delivery.

Shareholder Meeting Notice

The Discover Financial Services Annual Meeting of Shareholders will be held on April 17, 2013 at the Company’s corporate headquarters located at 2500 Lake Cook Road, Riverwoods, IL 60015, at 9:00 a.m. local time for holders of record as of the close of business on February 19, 2013.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

Discover Financial Services’ Board recommends a vote “for” each nominee listed below and “for” Proposals 2 and 3:

1. Election of Directors.

01 - Jeffrey S. Aronin, 02 - Mary K. Bush, 03 - Gregory C. Case, 04 - Cynthia A. Glassman, 05 - Richard H. Lenny, 06 - Thomas G. Maheras,

07 - Michael H. Moskow, 08 - David W. Nelms, 09 - E. Follin Smith, 10 - Mark A. Thierer, 11 - Lawrence A. Weinbach

2. Advisory vote to approve named executive officer compensation.

3. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

4. To transact any other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online, by telephone, by mail or in person. You may vote by mail by requesting a paper copy of the proxy materials which will include a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
g

Internet – Go to www.investorvote.com/dfs. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Discover Financial Services” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 5, 2013.

01KSHD